UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Thor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THOR
Go Everywhere. Stay Anywhere.™
2019
Under One Sky
AIRSTREAM

# Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Letter from the Board of Directors

Dear Fellow Shareholders of Thor Industries:

As your Board of Directors, we are pleased to submit to you our Fiscal Year 2019 Proxy. Fiscal Year 2019 was transformational as we acquired one of Europe’s largest manufacturer of RVs, the Erwin Hymer Group (“EHG”), an acquisition that firmly establishes Thor as the worldwide leader in RV production and sales. We believe the EHG acquisition will drive value for you, our Shareholders, for years to come. Additional important milestones and accomplishments in our Fiscal Year 2019 include:

•	Peter Orthwein, one of the founders of your Company, announced his retirement as our Chairman. Peter’s accomplishments and contributions to our Company have been instrumental to our success. On behalf of all of the Shareholders, the Board thanks Peter for his years of service as our Chairman. In recognition of his great value to our Company, the Board of Directors named Peter our Chairman Emeritus. We look forward to his continued service as a member of our Board.

•	We named Andy Graves as our new Chairman of the Board effective on August 1, 2019, making him our first independent Chairman.

•	We continued our focus on governance excellence and were dedicated in our evaluation of the Company’s governance program, including a detailed review of where Thor currently stands in terms of its environmental, social, and governance (“ESG”) profile. For many years, Thor has been a socially-conscious company and has undertaken key initiatives designed to benefit our environment and the communities within which we operate. A clean and enjoyable environment is essential to our business, making this focus important to all of us. What Thor had never done, however, is put a spotlight on its efforts. In 2019, we engaged in a thorough analysis of our current profile, culminating in the release of our first ever ESG Report. It can be found on our website, www.thorindustries.com. Understanding what we are currently doing is just the first step on this intentional journey. Now that we have these datapoints, we are setting goals designed to create a continuously improving ESG program. The program is directly managed by a committee of four at the Company, including two of our Named Executive Officers, and ultimate responsibility for the program is overseen by us, through our Nominating and Corporate Governance Committee. Society demands that companies serve a social purpose as well as a financial purpose. We believe that without this sense of purpose, no company can truly achieve its highest value. We are excited about this journey and about our potential to deliver on the ESG initiatives we have undertaken.

•	In this Proxy, we submit our full slate of directors for election. This is the first time that our annual election occurs with a declassified Board.

•	As we managed through a challenging North American market in 2019, we gained better insight into important opportunities to improve our operational excellence across the Thor Companies and have initiated a number of difference-making initiatives that will have positive impacts on the quality of the products we build as well as the efficiency with which we build them. These initiatives certainly include, but are not limited to, the many synergistic opportunities driven by the EHG transaction.

THOR INDUSTRIES, INC.

OUR 2019 OPERATING PERFORMANCE

In many ways, 2019 was a challenging year for Thor. In 2019, our top and bottom line performance continued to be negatively impacted by the headwinds experienced during the second half of Fiscal Year 2018, including, specifically, the dealer inventory rebalancing, a decline in retail sales from Fiscal Year 2018’s all-time record high levels, and the impacts of the current tariff policy. Additionally, our earnings were materially impacted by the acquisition-related expenses, both one-time and recurring, from the EHG acquisition which impacted our income before income taxes by $268 million. A significant portion of these acquisition expenses were one-time accounting-related expenses. As a consequence of these factors, our stock price dropped, ending our year at $59.60. In addition to real impacts to our results of operations, our stock was impacted by rampant recessionary speculation which disproportionately impacts the stocks of makers of large consumer discretionary products.

As we look ahead to Fiscal Year 2020, we do foresee a retail market that will match Fiscal Year 2019. During Fiscal Year 2020, the excess dealer inventory issue will be fully resolved, and we anticipate that dealer orders will better align with retail market pull through by the third quarter of our Fiscal Year 2020. Bolstered by operational improvements and synergies realized from the EHG transaction, we foresee significant improvement in our year over year performance as our wholesale sales come in line with the retail market. This reality, in addition to the impact of the EHG acquisition, position us to return to growth in Fiscal Year 2020 and beyond.

GOVERNANCE DEVELOPMENTS

Good corporate governance is the foundation upon which our Company operates. At Thor, our system of governance secures our financial integrity and sustained performance. In this Proxy, we present for election the first declassified Board in the history of our Company, marking a significant development in our governance. Additionally, in Fiscal Year 2019, we created our ESG Committee with oversight by our Board. The ESG committee is responsible for evaluating the Company’s current performance as a responsible corporate citizen in the areas of Environment, Social, and Governance, both internally with our employees and externally to the communities that we impact. Additionally, the ESG Committee will set our pathway to constant improvement

OUR HISTORY OF BEING MINDFUL OF OUR ENVIRONMENTAL IMPACT AND PROVIDING MEANINGFUL VALUE TO THE MANY CONSTITUENTS OF OUR COMMUNITIES IS DEEP.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

in all of these areas and bear the responsibility for providing transparent communication to our Shareholders about our current status and our goals in these important areas. While Thor has an outstanding history of generating earnings and returning cash value to our Shareholders, we long ago accepted our role as being something greater than an earnings generator. The mission of our Company is founded upon enjoyment of the environment. We are dedicated to being good stewards of that vital resource which gives our Company its basis for being. Our history of being mindful of our environmental impact and providing meaningful value to the many constituents of our communities is deep. What is a new challenge to us is the broadcasting of our efforts in the public domain. We are excited about this journey and to offer you our first ESG Report, available on our website at **www.thorindustries.com/sustainability**.

## LOOKING AHEAD

Fiscal Year 2019 will be recognized as a transformational year for Thor for years to come. Short-term market turbulence is a challenge and can be problematic for short-term investors, but we have always managed your Company with a focus on long-term value. In both the relatively near future and years from now, Fiscal Year 2019 will be viewed as the year that Thor transformed itself into a successful international company and positioned itself to be an industry leader on two continents. We believe Thor is incredibly well situated to build upon its history of success.

As we look ahead, we remain confident in the future of Thor Industries and thank you—our Shareholders—for the trust and confidence that each of you place in Thor, and we hope to see you at the Meeting.

***The Board of Directors of Thor Industries, Inc.***

THOR INDUSTRIES, INC.

Notice of Annual Meeting

of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Thor Industries, Inc. Annual Meeting of Shareholders to be Held on December 13, 2019.

Dear Fellow Shareholders:

It is our pleasure to invite you to our Annual Meeting of Shareholders (our “Meeting” or “Annual Meeting”) that will be held on December 13, 2019, at 1:00 p.m., Central Standard Time, at the Waldorf Astoria Chicago, 11 East Walton, Chicago, IL 60611 in the Hemingway Meeting Room. At the meeting, our Shareholders will be asked to:

Board Recommendations

•	Elect the Directors named in the Proxy Statement;	FOR

•	Ratify the appointment of the independent registered
	public accounting firm;	FOR

•	Vote, on an advisory basis, to approve the Named
	Executive Officer compensation; and	FOR

•	Transact such other business as may properly come
before the Meeting.

Shareholders of record as of the close of business on October 18, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof. We hope that you will attend our Meeting. In the event that you cannot attend, we strongly urge you to vote your shares by following the instructions on the included Notice Card.

Thor Industries tremendously values the input of its Shareholders. Your vote, every vote, is important to us. Please take the time to review our Proxy Statement and submit your votes.

We appreciate your continued confidence in our Company and look forward to seeing you at the annual meeting on December 13, 2019.

Andrew E. Graves
Chairman of the Board
Todd Woelfer
Senior Vice President, General
Counsel, and Corporate Secretary

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You are entitled to vote at the Meeting if you were a holder of record of Thor Industries, Inc. common stock, $0.10 par value (“Common Stock”), at the close of business on October 18, 2019. At the close of business on that date, 55,198,756 shares of our Common Stock were outstanding and entitled to vote.

Review the Proxy Statement and Vote in One of Four Ways

INTERNET	TELEPHONE

You may vote by internet 24 hours a day	You may vote by telephone 24 hours a
through 11:59 p.m., Eastern Standard	day through 11:59 p.m., Eastern Standard
Time, on December 12, 2019, by following	Time, on December 12, 2019, by following
the instructions listed on the Notice Card.	the instructions listed on the Notice Card.

MAIL	IN PERSON

You can only vote by mail if you request	Attend the Meeting in person. If you plan
and receive a paper copy of the proxy	to attend the Annual Meeting, you will be
materials and proxy card. You may	required to present photo identification
request proxy materials by following the	and verification of the amount of shares
instructions listed on the Notice Card.	held as of October 18, 2019, to gain access
You may then vote by completing, signing,	to the meeting.
dating, and returning a proxy card.

Notice to Shareholders: Our 2019 Proxy Statement and Annual Report on Form 10-K are available free of charge on our website at www.thorindustries.com.

THOR INDUSTRIES, INC.

Proxy Summary

While we offer this summary review of the information contained in our Fiscal Year 2019 Proxy Statement, we encourage you to carefully review the entire Proxy Statement before voting.

	VOTING MATTERS	Board Recommendations

•	PROPOSAL 1 Election Of Nine (9) Directors Named in This Proxy Statement		each of the nominees
FOR

•	PROPOSAL 2 Ratification of Appointment of Independent Registered Accounting Firm for Fiscal Year 2020

FOR

•	PROPOSAL 3 Advisory Vote to Approve the Compensation of our Named Executive Officers (“NEOs”)

FOR

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

THOR INDUSTRIES, INC.

Business Highlights

Net Income

Our net income dropped in 2019 after averaging 25% growth per year over the prior six (6) years. The drop in 2019 was driven by the expenses related to the EHG acquisition, lower top line sales, and an increase in production costs which were impacted by the current U.S. tariff policy. Acquisition expenses (net of tax), both one-time and recurring, reduced our net income by $212 million. Without these expenses, Fiscal Year 2019 was our third most profitable year, ever.

NET INCOME (IN MILLIONS)

from Continuing Operations attributable to Thor Industries, Inc.

Sales

After six (6) years of aggressive growth in our sales, we experienced a decline in 2019 as excess dealer inventory created a material difference between retail and wholesale sales. The sales decline was softened by the inclusion of 6 months of EHG net sales in our consolidated total.

NET SALES (IN BILLIONS)

from Continuing Operations

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Diluted EPS

Both one-time and recurring expenses related to the EHG acquisition reduced our EPS by $3.93. Including these expenses, our EPS was $2.47

DILUTED EPS

from Continuing Operations attributable to Thor Industries, Inc.

Cash Generation

Our great ability to generate cash is demonstrated well in a year that saw a decline in both sales and earnings yet set our all-time record for cash generation.

CASH GENERATED BY OPERATIONS (IN MILLIONS)

from Continuing Operations

History of Increasing

Regular Dividends

Thor’s ultimate mission is to return value to our Shareholders. An important component of that mission is our dividend policy. To that end, Thor has increased its regular cash dividends each of the last nine (9) years and recently announced an increase in the dividend awarded in the first quarter of Fiscal Year 2020. Over the last six (6) years, Thor’s dividend has grown at an APR of over 14% and the dividend rate of Fiscal Year 2019 offered a yield of 2.6% of our year end stock price of $59.60.

REGULAR DIVIDENDS

THOR INDUSTRIES, INC.

Compensation Highlights

Alignment of Pay and Performance

Aligning management pay with the performance of the Company is a key principle upon which Thor was founded. Since its beginning, Thor has relied heavily on incentive compensation. For nearly four decades, a very simple and basic plan drove great performance and consistently provided compensation that was well aligned with Company performance. In Fiscal Year 2019, however, Thor completed a transformational acquisition of the Erwin Hymer Group, one of Europe’s largest producers of RVs. The timing and significance of this transaction provided a great opportunity to reconsider our compensation plan.

We recently announced significant changes to our compensation plan. The new plan was developed based upon feedback from proxy advisory firms and shareholders alike. The new plan holds dear to the philosophy that a significant percentage of incentive compensation is best to align with the interest of our shareholders. To accomplish this objective, the new plan adds new and important elements which are designed to create more touch points with shareholder value than just the single metric of net earnings before tax (“NBT”) including:

•	Multiple performance metrics, including NBT, Free Cash Flow (“FCF”), and Return On Invested Capital (“ROIC”); and

•	The use of Performance Share Awards that will measure performance over multiple years (2 years for Fiscal Year 2020 grants and 3 years for grants in the following fiscal year and beyond).

We believe our new compensation plan is responsive to the evaluations from the leading proxy advisory firms and creates a true long-term incentive element utilizing multiple metrics and is best suited to meet our objective, which is to ensure that our NEO compensation aligns with shareholder return. Using targets that are established by review of peer compensation, we set our NEO’s targeted compensation as a percentage of the peer group benchmark. Our CEO’s targeted pay level is 35% of peer group level.

As in years past, in Fiscal Year 2019, a predominant percentage of our CEO and other Named Executive Officer (“NEO”) compensation was variable incentive pay as demonstrated by the accompanying charts.

FOR NEARLY FOUR DECADES, A VERY SIMPLE AND BASIC PLAN DROVE GREAT PERFORMANCE AND CONSISTENTLY PROVIDED COMPENSATION THAT WAS WELL ALIGNED WITH COMPANY PERFORMANCE.

Key Compensation Actions Taken in Fiscal Year 2019

•	No increase from Fiscal Year 2018 base salary or in the sharing percentages for either our MIP or LTI programs for our CEO or our other NEOs.

•	Exclusion of the EHG NBT and transaction costs of the EHG acquisition for purposes of calculating the compensation to be paid under our cash and equity incentive plans.

•	Continued use of a compensation advisory firm, Willis Towers Watson, for benchmarking, regulatory guidance, and compensation analyses.

For additional information regarding the compensation of our NEOs, see our Compensation Discussion and Analysis.

# Inaugural ESG Report

Thor created its ESG committee with oversight from the Board and released its first ESG report, announcing a number of important activities and initiatives, including its joining of the United Nations' Global Impact Initiative.

THOR INDUSTRIES, INC.

Corporate Governance Highlights

Good corporate governance is essential to the continued long-term success of our business. The following list identifies important governance actions and practices at Thor in Fiscal Year 2019:

Director Independence	•	Seven (7) of our nine (9) Directors are independent
	•	Independent Lead Director (ended at the end of our Fiscal Year 2019 when we appointed an Independent Chairman for the first time in Company history)
	•	Board committees comprised entirely of independent members of the Board
	•	Independent Directors meet without management present
Board Refreshment	•	Balance of new and experienced Directors
	•	Followed a mandatory retirement policy requiring all Directors who are 72 years of age or older to submit a resignation to the Board for consideration each year
	•	Guided by a diversity policy
Board Accountability	•	Declassified Board of Directors
•

Implemented a majority voting standard for Directors requiring Directors in uncontested elections to be elected by a majority of the votes cast and requiring submission of resignation in the event that the required majority vote is not received

Board Evaluation &	•	Annual Board Self-Assessment
Effectiveness	•	Bifurcated Chairman and CEO roles

Director Engagement	•	All Directors attended 97% of Board and Committee meetings in Fiscal Year 2019
	•	No Directors serve on an excessive number of outside boards
	•	Board committees possess the right to hire advisors
	•	Executives do not sit on outside for-profit boards
Clawback and Anti-Hedging Policies	•	“No Fault” Clawback Policy: Return of incentive compensation when financial restatement is required
	•	Anti-hedging, short sale, and pledging policies
•

Double trigger change in control provisions added in our 2010 Equity Plan and our 2016 Equity Plan requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award

Share Ownership	•	Share ownership and retention guidelines for Directors and Officers

Proxy Access	•	Allow for Proxy Access for up to twenty (20) Shareholders who, in the aggregate, hold at least 3% of
Thor’s outstanding stock for a period of at least three (3) years
Board Engagement	•	Continued Shareholder and advisory firm engagement
	•	Disclosure of Company Governance Guidelines
ESG	•	Established an ESG Committee, reporting directly to the Nominating and Corporate Governance
Committee of the Board of Directors, that is responsible for ESG performance and reporting

Proxy Summary

04	Notice of Annual Meeting

04	Board Recommendations

16	Voting Instructions and Information

Election of Directors

19	Proposal 1 – Election of Directors

21	Director Nominees

27	Corporate Governance

30	Board Risk Oversight

32	Shareholder Communications

35	Executive Officers Who Are Not Directors

Ratification of Independent Auditors

36	Proposal 2 – Ratification of Independent Registered Public Accounting Firm

38	Report of Audit Committee

Advisory Vote to Approve Named
Executive Officer Compensation

39	Proposal 3 – Advisory Vote to Approve The Compensation of our NEOs

Compensation Discussion and Analysis

40	CD&A Summary

44	Our Compensation Philosophy

50	Reviewing the Elements of Compensation From Fiscal Year 2019

52	Additional Compensation Elements

53	Severance Plans and Change in Control Agreements

54	How We Make Compensation Decisions

55	Our Peer Group

56	Measuring the Alignment

58	Report of the Compensation and Development Committee

59	2019 CEO Pay Ratio

60	Interlocks, Insider Participants, and Risk Assessment

63	Summary Compensation Table

64	Grants of Plan-Based Awards

65	Executive Employment Agreements

65	Summary of Equity Compensation Plans

69	Outstanding Equity Awards at 2019 Fiscal Year-End

70	Option Exercises and Shares Vested in Fiscal Year 2019

70	Non-Qualified Deferred Compensation for Fiscal Year 2019

71	Summary of Deferred Compensation Plan

73	Ownership of Common Stock

74	Certain Relationships and Transactions with Management

74	Additional Corporate Governance Matters

Proxy Statement

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of

Directors (the “Board” or “Board of Directors”) of Thor Industries, Inc. (the “Company”, “Thor”, “we”, or

“us”), to be used at the 2019 Annual Meeting of the Shareholders of the Company. The proxy card or voting instruction form sets forth your holdings of Common Stock of the Company. We expect that, on or after October 30, 2019, this Proxy Statement will be available through the Internet.

THOR INDUSTRIES, INC.

Voting Instructions and Information

General Information about Our Annual Meeting

A copy of this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2019 (“Fiscal Year 2019”), will be sent to any Shareholder who requests a copy through any of the following methods:

•	Internet: www.proxyvote.com

•	Telephone: 1-800-579-1639

•	E-mail: sendmaterial@proxyvote.com

The Annual Report is not to be considered a part of this proxy soliciting material.

Voting Instructions and Information

WHO CAN VOTE

You are entitled to vote if our records show that you held shares in our Company as of the Record Date, October 18, 2019. At the close of business on that date, 55,198,756 shares of our Common Stock were outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders at the Meeting and during regular business hours at the Company’s office for ten (10) days prior to the Meeting.

HOW TO VOTE

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, Shareholders will not receive printed copies of the proxy materials unless they request them.

If your Common Stock is held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from the entity holding your shares and bring it to the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability (“Notice Card”) or the proxy card (if printed materials were requested). Of course, you can always come to the Meeting and vote your shares in person.

Shareholders may vote their shares in any of the following ways:

1.	By Internet: You may vote by internet 24 hours a day through 11:59 p.m., Eastern Standard Time, December 12, 2019, by following the instructions listed on the Notice Card.

2.	By Telephone: You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, December 12, 2019, by following the instructions listed on the Notice Card.

3.

By Mail: You may vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.

4.	At the Meeting: You may attend the Meeting and vote in person.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

A proxy submitted by mail that is properly executed and timely returned to our Company that is not revoked prior to the Meeting will be voted in accordance with your instructions. If no instructions are given with respect to the proposal to be voted upon at the Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the Secretary of our Company, by voting in person at the Meeting, or by timely submitting a later-dated proxy by mail, internet, or telephone. At our Meeting, a representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

HOW VOTES ARE COUNTED

A quorum is required to transact business at our Meeting. Shareholders of record constituting a majority of the shares entitled to cast votes shall constitute a quorum. If you have returned valid proxy instructions or attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters voted upon at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present.

THOR INDUSTRIES, INC.

VOTING

Your vote may be (i) “for” or “withhold” on the proposal relating to the election of Directors, and (ii) “for”, “against”, or “abstain” on each of the other proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. With respect to director elections, our Amended and Restated By-Laws (“By-Laws”) require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an uncontested election, contingent upon the acceptance of the proffered resignation by the Board, with the recommendation of the Nominating and Corporate Governance Committee of the Board. Broker non-votes and abstentions will not impact the outcome of the vote on the proposals related to the election of Directors, ratification of the appointment of our independent registered accounting

BOARD RECOMMENDATION

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU

VOTE FOR EACH OF THE

DIRECTOR NOMINEES, FOR

THE RATIFICATION OF THE

APPOINTMENT OF THE

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM,

AND FOR THE ADVISORY

VOTE APPROVING THE

COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS.

firm and the advisory vote to approve NEO compensation, as they are not counted as votes cast. It is important to be aware that if you hold shares in street name with a broker, bank, or other nominee, and you do not submit voting instructions, then your broker, bank, or nominee will not be permitted to vote your shares in its discretion on any of the matters set for vote at our Meeting other than Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

COST OF PROXY SOLICITATION

The cost of solicitation is being borne by our Company.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one Notice of Internet Availability and one Proxy Statement and/or Annual Report, if requested, to multiple Shareholders sharing an address unless we receive contrary instructions from one or more of such Shareholders. We will undertake to deliver promptly, upon written or oral request, separate copies of the Notice of Internet Availability, Annual Report, and/ or Proxy Statement to a Shareholder at a shared address to which single copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement are delivered. A Shareholder can notify us either in writing or by phone that the Shareholder wishes to receive separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement, or Shareholders sharing an address can request delivery of single copies of the Notice of Internet Availability, Annual Report and/or Proxy Statement if they are receiving multiple copies by contacting us at Thor Industries, Inc., 601 East Beardsley Avenue, Elkhart, IN 46514, Attention: Corporate Secretary, (574) 970-7460.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Proposal 1. Election of Directors

Each of our currently serving directors has been nominated for re-election to serve a single-year term. Each of these individuals has agreed to be named in our Proxy Statement as a nominee and to serve as a member of the Board of Directors if elected by the Shareholders. In making this nomination, our Board recognizes that it is of critical importance to the Company that the nominees are individuals who bring crucial skills and unique voices to our boardroom, and the Board carefully considered each nominee’s contributions to the Board and his or her unique skills and qualifications.

The representatives designated to vote by proxy intend to vote FOR the election of the nominees listed below. In the event that any nominee becomes unavailable for election (a situation our Board does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Nominating and Corporate Governance Committee.

Qualifications and Process for Nominees

Our Board believes that it is necessary for each of our Directors to possess many diverse qualities and skills. When searching for new candidates, our Nominating and Corporate Governance Committee considers the evolving needs of our Board, which are defined by our need for guidance in our business, and searches for candidates who fill any current or anticipated future gap. Our Board also believes that all Directors must possess a considerable amount of business management experience. Our Nominating and Corporate Governance Committee evaluates candidates on, as applicable, the satisfaction of any independence requirements imposed by law, regulation, the New York Stock Exchange (the “NYSE”), and/

or our Corporate Governance Guidelines. When evaluating Director candidates, our Nominating and Corporate Governance Committee first considers a candidate’s business management experience and then considers that candidate’s judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing Shareholder value. In addition, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Board members represent diverse viewpoints. In our more recent candidate searches, our Board has followed a diversity practice which it formally established as policy at its October 2017

OUR BOARD ADHERES

TO A DIVERSITY POLICY,

REQUIRING THE INITIAL LIST

OF CANDIDATES FROM WHICH

THE BOARD WILL SELECT

NOMINEE(S) TO INCLUDE

QUALIFIED CANDIDATES WITH

DIVERSITY OF GENDER, RACE,

AND ETHNICITY.

THOR INDUSTRIES, INC.

Board meeting. The Diversity Policy requires our Board to obtain an initial slate of candidates that includes qualified candidates with diversity of race, ethnicity, and gender. In considering candidates for our Board, our Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, in addition to diversity, as they fit with the current composition of the Board. We consider our Board of Directors to be a valuable strategic asset of our Company. To maintain the integrity of this asset, our Board of Directors has been carefully crafted to ensure that its expertise covers diversity of experience and perspective, and these attributes will continue to be considered when nominating individuals to serve on our Board. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to our Board are also considered.

BOARD RECOMMENDATION THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Nominees for Board of Directors

Andrew Graves DIRECTOR SINCE: 2010 Age 60 Chairman of the Board

Thor Committees

•	Compensation and Development
•	Nominating and Corporate Governance

Outside Directorships

•	S2 Yachts
•	American Chemet Corporation

Mr. Graves, who became a Director in December of 2010, was CEO for Motorsport Aftermarket Group, a leading manufacturer, distributor, and on-line retailer of aftermarket products for the powersports industry. He joined this privately- held group in January of 2015 as CEO and retired August of 2018. Previously, Mr. Graves served as the President of Brunswick Boat Group, a division of the Brunswick Corporation, an NYSE company. He was with Brunswick from 2005-2014. Prior to his time with Brunswick, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems, and power systems, from 2003 to 2005, and before that he was President and Chief Operating Officer of Federal Signal Corporation. Our Nominating and Corporate Governance Committee and Board believe that his extensive management experience in related consumer durable businesses whose products are distributed through a dealer network makes him an asset to our Board.

Skills and Qualifications
• Management	• Talent Management
• Marketing/Sales	• Strategy
• Business Operations	• International
• Financial Services Industry
• Finance/Capital Allocation
• Mergers & Acquisitions
• Financial Expertise/Literacy

Amelia A. Huntington DIRECTOR SINCE: 2018 Age 53

Thor Committees

•	Audit
•	Compensation and Development

Outside Directorships

•	The Duchossois Group
•	S & C Electric Company

Ms. Huntington, who became a Director in October of 2018, served as the Chief Executive Officer of Philips Lighting Americas, a leading manufacturer of commercial and residential lighting solutions, until January of 2018, after serving as Chief Executive Officer of Philips Lighting, Professional Lighting Solutions, an assignment based in Amsterdam, The Netherlands. Prior to joining Philips Lighting in April 2013, Ms. Huntington held senior leadership positions with Schneider Electric over the course of a 22-year career, including Chief Operating Officer of Schneider Electric North America and CEO of subsidiary, Juno Lighting Group. Our Nominating and Corporate Governance Committee and Board believe that her extensive experience in multinational operations makes her an asset to our Board.

Skills and Qualifications
• Management
• Marketing/Sales
• Strategy
• Business Operations
• Talent Management
• Technology/Systems (IoT)
• International
• Mergers & Acquisitions
• Business Ethics
• Strategic Alliances

THOR INDUSTRIES, INC.

Wilson Jones DIRECTOR SINCE: 2014 Age 58

Thor Committees

•	Compensation and Development (Chair)
•	Nominating and Corporate Governance

Outside Directorships

•	Oshkosh Corporation Board of Directors (2012 - present)
•	Wisconsin Manufacturer’s Commerce Board of Directors (2018 - present)

Mr. Jones, who became a Director in August of 2014, is the President and Chief Executive Officer and a director of Oshkosh Corporation, a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. Mr. Jones joined Oshkosh Corporation in 2005 and held senior leadership positions in the Fire & Emergency Segment until July of 2007 when he became President of Pierce Manufacturing, Inc. From September of 2008 to September of 2010, Mr. Jones held the position of Executive Vice President and President of the Fire & Emergency segment. From September of 2010 to August of 2012, Mr. Jones led the Access Equipment Segment as Executive Vice President and President, the largest business segment of the company, until his appointment to President and Chief Operating Officer. He was named President and Chief Executive Officer in January of 2016. Our Nominating and Corporate Governance Committee believe his experience in specialty vehicles and management experience make him an asset to our Board.

Skills
• Business Ethics	• Management
• Corporate Governance	• Strategy
• Business Operations	• International
• Talent Management	• Marketing/Sales
• Mergers & Acquisitions	• Risk Management
• Govt/Public Policy	• Technology Systems
• Financial/Capital Allocation

Christopher Klein DIRECTOR SINCE: 2017 Age 56

Thor Committees

•	Audit
•	Compensation and Development

Outside Directorships

•	Fortune Brands Home & Security, Inc.
•	Ravinia Festival

Mr. Klein, who became a Director in December 2017, is the Chief Executive Officer and a director of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products. Mr. Klein joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development, and operational positions until he became CEO of Fortune Brands Home & Security in 2010. Previously, Mr. Klein held key strategy and operating positions at Bank One Corporation and also served as a partner at McKinsey & Company, a global management consulting firm. Mr. Klein spent his early career in commercial banking, at both ABN AMRO and First Chicago. Our Nominating and Corporate Governance Committee and Board believe that his management experience as chief executive officer of a public company, as well as his treasury and consulting background make him an asset to our Board.

Skills
• Business Head/Administration
• Corporate Governance
• Finance
• Finance/Capital Allocation
• Talent Management
• Financial Expertise/Literacy
• Financial Services Industry
• International
• Management
• Mergers & Acquisitions
• Risk Management
• Strategic Alliances
• Strategy

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

J. Allen Kosowsky DIRECTOR SINCE: 2010 Age 71

Thor Committees

•	Audit
•	Nominating and Corporate Governance (Chair)

Outside Directorships

•	BlackRidge Technology Int’l, Inc. (2017 – present)
•	Naugatuck Valley Corporation (2014 – 2015)

Mr. Kosowsky, who became a Director in March of 2010, is a certified public accountant who since 1985 has conducted business through his own advisory firm. The firm provides services that include business and intellectual property valuations, forensic accounting and financial analysis, and alternative dispute resolutions. From January of 2003 to February of 2010, Mr. Kosowsky served as the Chairman of the board of directors and Chairman of the audit committee for ON2 Technologies Inc., a U.S. based video compression software company, which was acquired by Google, Inc. On September 17, 2016, Mr. Kosowsky became a National Association of Corporate Directors fellow. In June of 2017, Mr. Kosowsky joined the board of BlackRidge Technology International, Inc., a cyber security software company and serves as the Lead Director, Chair of the audit committee, and a member of the compensation and nominating and governance committees. Our Nominating and Corporate Governance Committee and Board believe that his extensive accounting experience and his financial expertise and training, which qualify him as an “audit committee financial expert”, make him an asset to our Board.

Skills and Qualifications
• Business Ethics	• Management
• Corporate Governance	• Strategy
• Business Operations	• Technology Systems
• Cyber Security	• Risk Management
• Mergers & Acquisitions	• International
• Real Estate	• Finance
• Financial Serv. Industry	• Litigation
• Financial Expertise/Literacy	• Taxation
• Financial/Capital Allocation

Robert W. Martin DIRECTOR SINCE: 2013 Age 50

President and Chief Executive Officer

Mr. Martin has been with our Company since 2001 when we acquired Keystone RV, where he worked since July of 1998. Mr. Martin currently serves as our President and Chief Executive Officer. From August of 2012 to July of 2013, Mr. Martin served as the Company’s President and Chief Operating Officer. Mr. Martin previously served as President of our RV Group from January of 2012 to August of 2012. Prior to becoming President of our RV Group, Mr. Martin was President of Keystone RV from January of 2010 to January of 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January of 2007 to January of 2010. Mr. Martin has held various positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company. Our Nominating and Corporate Governance Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Skills and Qualifications
• Management
• Risk Management
• Strategy
• Business Operations
• Talent Management
• Business Ethics
• Marketing/Sales
• Mergers & Acquisitions

THOR INDUSTRIES, INC.

Peter B. Orthwein DIRECTOR SINCE: 1980 Age 74 Chairman Emeritus of the Board

Mr. Orthwein, a co-founder of our Company, currently serves as Chairman Emeritus of the Board, having been appointed to this position in August 2019 after serving as Executive Chairman since August 2013. Mr. Orthwein has served as a Director of our Company since its inception. Prior to being our Executive Chairman, he served as the Company’s Chairman and CEO from November 2009 to August 2013. In addition, he served as the Company’s President from November 2009 to August 2012. Mr. Orthwein was previously Chairman of our Company from 1980 to 1986, Vice Chairman of our Company from 1986 to November of 2009, and Treasurer of our Company from 1980 to November of 2009.

Skills and Qualifications
• Financial Expertise/Literacy
• Mergers & Acquisitions
• Strategy
• Management
• Business Operations
• Financial/Capital Allocation

Jan H. Suwinski DIRECTOR SINCE: 1999 Age 78

Thor Committees

•	Audit
•	Compensation and Development

Outside Directorships

•	ACI Worldwide, Inc (2007 – 2018)
•	Tellabs, Inc. (1997 – 2013)

Mr. Suwinski was our Independent Lead Director from 2013 to August of 2019. He became a Director in July of 1999, joined the faculty of the Samuel-Curtis Johnson Graduate School of Management, Cornell University in July of 1996 and served as its Clinical Professor of Management and Operations, where he co-taught the Strategic Operations Immersion course, as well as courses in Business Strategy and Strategic Alliances. Mr. Suwinski retired from the faculty in June of 2016. Starting in 1965, Mr. Suwinski served in a variety of managerial roles at Corning, Incorporated, a global manufacturing company. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and, from 1992 to 1996, Mr. Suwinski was Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski was formerly a director of ACI Worldwide, Inc. and Tellabs, Inc. Mr. Suwinski served on the board of directors of Ohio Casualty Group, Inc. from 2002 to 2007. Our Nominating and Corporate Governance Committee and Board believe that his management experience and his significant public company board experience make him an asset to our Board.

Skills and Qualifications
• Academia/Education	• Strategic Alliances
• Business Operations	• Insurance Industry
• Risk Management	• Management
• International	• Strategy
• Govt/Public Policy	• Corp. Governance
• Business Ethics
• Financial Services Industry
• Finance/Capital Allocation

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

James L. Ziemer DIRECTOR SINCE: 2010 Age 69

Thor Committees

•	Audit (Chair)
•	Nominating and Corporate Governance

Outside Directorships

•	Textron, Inc. (2007 – 2018)
•	Harley-Davidson, Inc. (2004 – 2009)

Mr. Ziemer, who became a Director in December of 2010, was the President and Chief Executive Officer at Harley Davidson, Inc. from 2005-2009 and served as a director for that company from 2004-2009. Mr. Ziemer joined Harley-Davidson in 1969 and held a series of positions in manufacturing, engineering, accounting, parts and accessories, and finance. From 1991 until his election as the President and Chief Executive Officer of Harley-Davidson in 2005, he served as the Chief Financial Officer. Mr. Ziemer also served as President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Our Nominating and Corporate Governance Committee and Board believe that Mr. Ziemer’s substantial management experience, including as a chief executive officer of a public company, and his financial expertise and training, which qualify him as an “audit committee financial expert”, make him an asset to our Board.

Skills and Qualifications
• Management
• Finance/Capital Allocation
• Finance
• Strategy
• Business Operations
• Financial Expertise/Literacy
• Marketing/Sales
• Corporate Governance
• International
• Risk Management
• Business Ethics

THOR
BOARD EXPERTISE & SKILLS
Management, Risk Management, and Talent Management
Business Operations and Business Ethics
Finance
Corporate Governance
Mergers & Acquisitions
Strategy and Strategic Alliances
Marketing/Sales
Government, Public Policy, and Taxation
International
Legal, Insurance, and Real Estate
Technology and Systems

**INDEPENDENT**

**MANAGEMENT**

**0-5 YEARS**

**6-10 YEARS**

**OVER 10 YEARS**

**FY2019 INDEPENDENCE OF DIRECTORS**

For Fiscal Year 2019, Peter B. Orthwein was the Executive Chairman and retired from management of the Company on July 31, 2019.

**FY2019 TENURE**

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Board of Directors: Structure,

Committees and Corporate Governance

Corporate Governance

Good corporate governance is the foundation upon which our Company operates. The process of good corporate governance is dynamic, requiring constant vigilance and evaluation to determine and implement those governance practices that are best-suited to provide integrity and transparency in and to our business. At Thor, our Board and management are dedicated to the process of constant evaluation and active implementation of appropriate governance processes, practices, and policies. Thor’s Board-adopted Governance Guidelines serve as the framework for consistently effective governance of the Company. The Guidelines are regularly reviewed and updated and are available for review on our website, www.thorindustries.com.

Board Selection Process

Our Nominating and Corporate Governance Committee screens candidates and recommends nominees to the full Board. Our By-laws provide that our Board may set the number of Directors at no fewer than one (1) and no more than fifteen (15). Our Board currently consists of nine (9) Directors - each Director will stand for election each year.

Our Nominating and Corporate Governance Committee has relied upon board search firms in identifying suitable candidates. During this process, the Board engages in an evaluation of a widely-diverse set of candidates. In Fiscal Year 2017, our Board adopted a diversity policy, requiring the initial list of prospective candidates to include qualified candidates with diversity of race, ethnicity, and gender. An important consideration in our prospective Board member evaluation includes his or her obligation to their primary company and/ or to other boards that would detract from their obligation to fully serve on our Board. Further, the Committee will consider Shareholder nominations of candidates for our Board on the same basis as Board-identified candidates, provided that any such nominee possesses the requisite business, management, and educational experience.

Proxy Access

Our By-laws allow a group of up to twenty (20) Shareholders who have owned at least 3% of our outstanding shares for a period of at least three (3) years to nominate up to two (2) or 25% of the seats up for election, whichever is greater, and include those nominations in our Proxy Statement.

Board Structure And Leadership

Fiscal Year 2019 was a significant year for our Board structure and leadership. First, our Shareholders approved the Board’s request to declassify itself at last year’s Annual meeting. Then, at the end of our Fiscal Year, our long-term Executive Chairman and co-founder, Peter Orthwein, announced his retirement as Executive Chairman. Subsequently, Andy Graves was named Chairman, becoming Thor’s first independent Chairman. With Mr. Graves as our independent Chairman, our Board is led by strong Committee chairs, Messrs. Jones (Compensation and Development), Kosowsky (Nominating and Corporate Governance), and Ziemer (Audit).

THOR INDUSTRIES, INC.

Our Board has three Committees with the principal functions described below. The charters of each of these Committees are posted on our website at www.thorindustries.com and are available in print to any Shareholder who requests them.

AUDIT COMMITTEE

The principal functions of our Audit Committee include to:

•	Attend to the appointment, retention, termination, and oversight, including the approval of compensation, of the Company’s independent auditors.

•	Maintain communications among our Board, our independent registered public accounting firm, and our internal accounting staff with respect to accounting and auditing procedures, implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls, and related matters.

•	Review and approve the annual audit plan and all major changes to the plan.

•	Review and discuss, with management and the independent auditor, financial statements and disclosure matters and prepare relevant reports with respect thereto.

•	Oversee the selection and removal of the internal audit director.

•	Oversee compliance and risk management matters, including reviewing the Company’s code of business conduct and ethics.
•	Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

COMPENSATION AND DEVELOPMENT COMMITTEE

The principal functions of our Compensation and Development Committee include to:

•	Establish and review executive compensation policies and guiding principles.

•	Review and approve the compensation of our Chief Executive Officer and evaluate his performance in light of such compensation.

•	Review and approve the compensation of our Executive Officers.

•	Evaluate and approve the design of compensation and benefit programs for our Executive Officers.

•	Assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

•	Review management and leadership development, succession planning, and retention for our Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The principal functions of our Nominating and Corporate Governance Committee include to:

•	Address all matters of corporate governance.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

•	Evaluate qualifications and candidates for positions on our Board using the criteria set forth under the heading “Proposal 1 – Election of Directors”.

•	Review succession plans, including policies and principles for the selection and performance review of the Chief Executive Officer.

•	Establish criteria for selecting new Directors, nominees for Board membership, and the positions of Executive Chairman and Chief Executive Officer.

•	Review all components of compensation for independent Directors including our Chairman.

•	Determine whether a Director should be invited to stand for re-election.

•	Oversee the Company’s ESG Committee.

Board of Directors and Committees of the Board as of October 30, 2019

NAME	BOARD	AUDIT COMMITTEE	COMPENSATION AND DEVELOPMENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Andrew Graves	Chair		✓	✓

Amelia A. Huntington	✓	✓	✓

Wilson Jones	✓		Chair	✓

Christopher Klein	✓	✓	✓

J. Allen Kosowsky*	✓	✓		Chair

Robert W. Martin	✓

Peter B. Orthwein	✓

Jan Suwinski	✓	✓	✓

James Ziemer*	✓	Chair		✓

Total Fiscal Year 2019 Meetings	13	9	9	4

*Our Board has determined that Mr. Kosowsky and Mr. Ziemer are “audit committee financial experts” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Each member of each Committee is independent in accordance with the rules of the NYSE and our Director Independence Standards which are available on our website, www.thorindustries.com.

THOR INDUSTRIES, INC.

Director Independence

Of our nine Directors, only one is employed by our Company, our CEO Mr. Martin. With the exception of Mr. Martin and Mr. Orthwein (who retired as an employee of the Company at the end of Fiscal Year 2019), our Board is comprised entirely of “independent” Directors as that term is defined by both NYSE listing standards and our own Governance Guidelines. The Board conducts an annual review to determine the continued “independence” of all of our Independent Directors (currently, Messrs. Suwinski, Ziemer, Graves, Kosowsky, Klein, Jones, and Ms. Huntington).

Independent Director Meetings

Thor’s independent Directors, as an entire body or part thereof, meet in non-executive sessions that include Mr. Orthwein and all of the independent directors and in executive session of independent directors at the conclusion of each Audit Committee meeting and Compensation and Development Committee meeting as well as upon the conclusion of each Board meeting.

Director Attendance

During our Fiscal Year 2019, the Board of Directors held 13 meetings. In the aggregate, Directors attended 97% of the total meetings of the full Board. No Director attended less than 85% of the combined total meetings of the full Board and the Committees on which the Director served during this past year. All of the members of the Board are encouraged, but not required, to attend the Company’s Annual Meeting of Shareholders. All of those who were members of the Board at the time of the 2018 Annual Meeting, attended the Meeting.

Annual Board And Committee Evaluation

Each year, our Board conducts evaluations of each Committee and the Board as a whole. This process includes evaluation of the individual members of the Committees and the Board. The evaluation includes a process of dynamic feedback designed to identify areas of increased focus.

Board Risk Oversight

At both the full Board and Committee level, a primary function of our Board of Directors is to oversee the Company’s risk profile and the processes established by management for managing risk. Our Board and its Committees regularly evaluate these risks and the mitigation strategies employed by management. In general terms, our Committees oversee the following risks:

AUDIT COMMITTEE

All risks related to financial controls, including all applicable legal, regulatory, and compliance risks, as well as the overall risk management governance structure, including evaluating and responding to the assessments of both our internal audit department and our external auditors.

COMPENSATION AND DEVELOPMENT COMMITTEE

All risks associated with the design and elements of our compensation program and related compliance issues, and all risks associated with the process of developing our people and succession planning.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE:

All risks within the scope of the Company’s governance programs and applicable compliance issues.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

In performing its oversight responsibilities, the Board relies, in part, upon the results and information gained through the Company’s Enterprise Risk Management Program, and considers the program for amendment, as appropriate. The program is designed to ensure appropriate risk monitoring of, and controls over, risks associated with our business. Risks evaluated through the program include, but are not limited to, strategy, acquisition integration, legal, compliance, human resources, mergers & acquisitions, IT & cyber security, operations, and finance risks.

The Board receives regular reports from management regarding the status of its risk management programs, and provides input and direction designed to keep the risk management programs effective against dynamic and ever-evolving risks applicable generally to commercial enterprises and specifically to our Company.

The Board and management have developed a culture of risk awareness and risk management that includes annual Company-wide ethics training. Through this constant process, the Company gains input from a great number of its employees as it evaluates risks and updates its management plan accordingly.

Diversity Policy

In Fiscal Year 2017, our Board formalized a diversity policy that it has followed in recent Board candidate searches. Under the Board’s diversity policy, the initial list of candidates to be considered must include qualified candidates with diversity of race, ethnicity, and gender.

Succession Planning

Our Board is actively engaged and involved in talent management. Our succession plan and talent management programs are reviewed semi-annually with the Compensation and Development Committee, and then reviewed and considered by the full Board. These discussions include an ongoing evaluation of our talent and leadership bench and the succession plan that envisions those individuals’ advancement to key positions in our Company.

In addition, high-potential employees are regularly evaluated and engaged in comprehensive training, both on the job and in the classroom. During Fiscal Year 2016, we instituted a program of executive studies through the University of Notre Dame in which high-potential employees and top-level management participate in a series of comprehensive programs designed to provide further education relevant to their job functions. This program runs annually and provides a mechanism for the advancement of key employees.

Mandatory Resignation Policy

In Fiscal Year 2017, our Board implemented a mandatory age-based resignation policy, requiring each Director who is 72 years of age or older to submit his or her resignation for consideration by the Board at our October Board meeting for action at our Annual Meeting. If the Board accepts the Director’s resignation at the October Board meeting, the Director’s resignation would be effective at the Annual Meeting.

THOR INDUSTRIES, INC.

Shareholder Communications

We encourage Shareholder communication with the Company. Any communications from interested parties directed toward our Board or independent Directors specifically may be sent to Andy Graves, our independent Chairman, who forwards to each of the other Board members or independent Directors, as appropriate, any such communications that, in the opinion of Mr. Graves, deal with the functions of our Board or the Committees thereof or that he otherwise determines require their attention. Mr. Graves’ address for this purpose is c/o Thor Industries, Inc., Attention: Corporate Secretary, 601 East Beardsley Avenue, Elkhart, IN 46514.

Code Of Ethics

We have adopted a written code of ethics, the “Thor Industries, Inc. Business Ethics Policy”, which is applicable to all of our Directors, Officers, and employees, including our principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and other Executive Officers identified in this Proxy Statement who perform similar functions (collectively, the “Selected Officers”). Our code of ethics is posted on our website found at www.thorindustries.com and is available in print to any Shareholder who requests it. Each year members of the management teams at each of our subsidiaries, as well as our NEOs, engage in training on our Business Ethics Policy. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Selected Officer on our website or by filing a Form 8-K with the SEC.

Our Governance Practices

Thor is committed to governance principles that are designed to be in the best interest of our Shareholders. Our Board evaluates each governance principle as it uniquely applies to Thor. In some instances, this leads our Board to adopt and/or maintain policies that it deems in the best interest of Thor that may not be fully consistent with the views held by others. These decisions and determinations are not made lightly; instead, great consideration is given to the adoption of principles best suited to Thor’s long-term success. Controlling governance principles include:

•	Our Board currently has a total of nine (9) members, seven (7) of whom are independent, and all of whom have significant business operations and/or management experience.

•	Our Board is declassified.

•	We maintain separate Chairman and CEO positions.

•	Our Chairman is independent.

•	Directors are elected by a majority of votes cast in uncontested elections and are required to submit their resignation in the event that the required majority vote is not received.

•	The Board and each of its Committees conduct an annual self-evaluation.

•	Our Board and NEOs have stock ownership and retention guidelines. In Fiscal Year 2015, the guidelines applicable to Directors were increased to an amount equal to three (3) times the annual retainer paid to the Directors.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

•	We closely monitor the alignment of our NEO compensation with our long-term Shareholder return and with benchmarks.

•	We maintain a policy prohibiting derivative trading, hedging, and pledging by our Section 16 Officers and Directors.

•	In Fiscal Year 2013, we adopted a “no-fault” clawback policy that requires all recipients of incentive compensation to repay any compensation awarded based on financial results that are subsequently restated.

•	The Board regularly reviews the Company’s succession plan and talent management program.

•	There is no Shareholder rights plan or “poison pill”.

•	Our Board instituted a mandatory resignation policy, requiring each Director 72 years of age or older to submit his or her resignation for consideration by the Board.

•	There is no enhancement of executive compensation upon a change in control.

•	In Fiscal Year 2015, our Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award and/or grant.

•	In Fiscal Year 2015, management and the Board adopted a Shareholder engagement strategy that resulted in direct communications with many of our Shareholders, which has created the opportunity and expectation of a continuation of such outreach.

•	We maintain an ESG policy effectuated by a Committee over which our Nominating and Corporate Governance Committee has oversight.

THOR INDUSTRIES, INC.

Director Compensation

There were no changes to our Director compensation in Fiscal Year 2019. Each of our non-employee Directors receives an annual cash retainer of $170,000, payable quarterly, plus expenses. During Fiscal Year 2019, our Lead Director, the Chair of our Audit Committee and the Chair of our Compensation and Development Committee each received an additional annual cash retainer of $20,000, payable quarterly and the Chair of our Nominating and Corporate Governance Committee received an additional annual retainer of $10,000, also payable quarterly. Coincident with Mr. Graves’ election as non-executive chairman of the Board, as of August 1, 2019, Jan Suwinski stepped down as Independent Lead Director of the Company and the Board eliminated that position. The following table summarizes the compensation paid to our non-employee Directors in Fiscal Year 2019:

NAME	FEES EARNED OR PAID IN CASH ($) [1]	OPTION AWARDS ($)	STOCK AWARDS ($) [2]	TOTAL

Andrew Graves	$190,000	—	$99,929	$289,929

Amelia Huntington (3)	$127,500	—	—	$127,500

Wilson Jones	$170,000	—	$99,929	$269,929

Christopher Klein	$170,000	—	$99,929	$269,929

J. Allen Kosowsky	$187,500	—	$99,929	$287,429

Jan H. Suwinski	$197,500	—	$99,929	$297,429

James L. Ziemer	$190,000	—	$99,929	$289,929

(1) Fees consist of an annual cash retainer for Board and Committee service and an additional annual cash retainer paid to the Lead Director and the Committee Chairs.

(2) Stock Awards consist of a restricted stock unit award of 1,263 units each on October 11, 2018, under our 2016 Plan, which award vests on the anniversary date of the date of grant.

(3) Ms. Huntington joined the Board in October 2018.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Executive Officers Who Are Not Directors

The following is a list of the names, ages, titles, and certain biographical information of our current Executive Officers who are not Directors as of October 30, 2019. Executive Officers serve at the discretion of our Board of Directors.

Colleen Zuhl SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Age 53

Ms. Zuhl, a Certified Public Accountant, joined our Company in June of 2011 and currently serves as Senior Vice President and Chief Financial Officer. Prior to accepting her role as Vice President and Chief Financial Officer in October of 2013, Ms. Zuhl served the Company as Vice President and Controller from February of 2013 to October of 2013, Interim Chief Financial Officer from October of 2012 to February of 2013, and Director of Finance from June of 2011 to October of 2012. Prior to joining our Company, Ms. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE, from August of 2006 to June of 2011.

Todd Woelfer SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND CORPORATE SECRETARY Age 52

Mr. Woelfer joined our Company in August of 2012, and currently serves as Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining our Company, Mr. Woelfer served as managing partner of May Oberfell Lorber where his practice focused on advising corporate clients. From May of 2007 through May of 2010, Mr. Woelfer served as General Counsel to All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE.

Kenneth D. Julian SENIOR VICE PRESIDENT OF ADMINISTRATION AND HUMAN RESOURCES Age 52

Mr. Julian has been with our Company since March of 2004, and currently serves as Senior Vice President of Administration and Human Resources. Mr. Julian served as Vice President, Human Resources from July of 2009 until August of 2014. Mr. Julian previously served as Vice President of Administration of Keystone RV from March of 2004 to June of 2009. Prior to joining our Company, Mr. Julian served as the Director of Operations and Human Resources, as well as Corporate Secretary, for Ascot Enterprises, Inc. from February of 1989 to March of 2004.

THOR INDUSTRIES, INC.

Proposal 2. Ratification of our

Independent Registered Public

Accounting Firm

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audits of our financial statements and our internal control over financial reporting for the Fiscal Year ending July 31, 2020. Deloitte was our independent registered public accounting firm for the Fiscal Year ended July 31, 2019. Unless a Shareholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our independent registered public accounting firm for the Fiscal Year ending July 31, 2020.

Representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any Shareholder questions that may arise.

We are asking our Shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our Shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our Shareholders.

Independent Registered Public Accounting Firm Fees

(Paid To Deloitte & Touche LLP and its affiliates)

The following table represents the aggregate fees billed to us for Fiscal Years 2019 and 2018:

	FISCAL YEAR 2019	FISCAL YEAR 2018

Audit Fees	$4,040,320	$1,780,290

Audit-Related Fees	—	—

Subtotal	$4,040,320	$1,780,290

Tax Fees	$322,500	$421,439

All Other Fees	—	—

Total Fees	$4,362,820 (1)	$2,201,729

(1) The increase in Deloitte fees in Fiscal Year 2019 is mainly due to incremental global audit procedures associated with the EHG acquisition and EHG legal entities, including local statutory audits.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

AUDIT FEES

Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

AUDIT-RELATED FEES

Represents fees for assurance and related services which are reasonably related to the audit of our financial statements.

TAX FEES

Represents fees for professional services related to taxes, including the preparation of domestic and international returns, tax examinations assistance, and tax planning.

ALL OTHER FEES

Represents fees for products and services provided to us not otherwise included in the categories above.

Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during Fiscal Year 2019.

BOARD RECOMMENDATION OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THOR INDUSTRIES, INC.

Report of the Audit Committee

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, monitoring compliance with laws, regulations, and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com and is available in print to any Shareholder who requests it.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. In Fiscal Year 2019, the Company’s internal audit department performed extensive diligence and intensive review of the Company’s internal control processes. Deloitte & Touche LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Fiscal Year ended July 31, 2019 with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and Commission. In addition, the Audit Committee has received the disclosures from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2019.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

The Audit Committee

James L. Ziemer, Chair

Amelia A. Huntington

Christopher Klein

J. Allen Kosowsky

Jan H. Suwinski

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act or the Exchange Act, except to the extent that we incorporate the report by reference in any such document.

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Proposal 3. Advisory Vote To Approve

The Compensation Of Our NEOs

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides that the Company’s Shareholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules. The Company currently plans to provide this opportunity on an annual basis. Our compensation program for our Named Executive Officers is designed to: (i) closely align compensation with our profitability and performance and thereby with the objectives of long-term holders of our stock; (ii) link compensation to specific, measurable, and long-term value-creating results; and (iii) enable us to attract and retain key executive talent.

Our Shareholders are asked to approve our compensation program through what is commonly called the “Say on Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation and Development Committee, or the Board. The Board and the Committee will review the voting results and consider them, along with any specific insight gained from Shareholders of the Company and other information relating to the Shareholder vote on this proposal, when making future decisions regarding executive compensation.

Through your vote of approval, we ask that you endorse the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including disclosures in the Compensation Discussion and Analysis section, the compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.

BOARD RECOMMENDATION OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

THOR INDUSTRIES, INC.

Compensation Discussion and Analysis

Named Executive Officers for Fiscal Year 2019

In our Compensation Discussion and Analysis, we describe the compensation plan for our Named Executive Officers for Fiscal Year 2019 and discuss an important evolution of that Plan as we look ahead. These NEOs include:

Peter B. Orthwein Executive Chairman

Colleen Zuhl Senior Vice President and Chief Financial Officer

Ken Julian Senior Vice President of Administration and Human Resources

Robert W. Martin President and Chief Executive Officer

Todd Woelfer Senior Vice President, General Counsel, and Corporate Secretary

In addition to telling you what our compensation plan is, we explain why the Compensation and Development Committee of our Board of Directors believes our plan to be in the best interest of each of you, our Shareholders.

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Executive Summary

Our Business

Thor owns operating subsidiaries that, combined, form the largest manufacturer of recreational vehicles in the world. In Fiscal Year 2019, Thor completed a transformational acquisition acquiring one of Europe’s largest RV manufacturer, the Erwin Hymer Group. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 30, 2019.

2019 Business Highlights

In Fiscal Year 2019, our top and bottom lines were impacted by an industry-wide dealer inventory correction that affected much of our year. As a consequence, our sales declined from our all-time high of $8.33 billion to $7.86 billion. This industry-wide challenge to sales fostered an incredibly competitive environment which put downward pressure on margins as did the tariff dispute with China. The North American market also experienced a retail slowdown in our Fiscal Year 2019 after years of significant growth. Our pre-tax earnings were also significantly impacted by both one-time and recurring transaction expenses of acquiring EHG which totaled over $268 million in Fiscal Year 2019. The combination of these factors contributed heavily to a drop in our net income before tax to $185 million. Additionally, macroeconomic uncertainty and speculation put pressure on consumer discretionary stocks during our Fiscal Year. Consequently, our stock price declined over the year. As we look ahead, the acquisition of the Erwin Hymer

Group sets the course for significant future growth in both Europe and North America. Since closing the transaction on February 1, 2019, management has been focused on integration and ensuring realization of great synergies and significant opportunities offered by the deal and upon improving operating margins in our North American operations. In the last quarter of 2019, the fruits of those efforts began to materialize as the company realized significant margin improvement.

Key highlights from this past Fiscal Year include:

•	Acquired the Erwin Hymer Group, one of the market leaders in Europe, closing the transaction on February 1, 2019;

•	North American Towables and North American Motorized sales decreased 24.1% and 23.2%, respectively compared to Fiscal Year 2018’s record numbers;

NET SALES (IN BILLIONS)

from Continuing Operations

THOR INDUSTRIES, INC.

•	Net income from continuing operations of $133 million attributable to Thor Industries, Inc., including the negative impact of $268 million from both the one-time and recurring EHG acquisition expenses;

NET INCOME (IN MILLIONS)

from Continuing Operations attributable to Thor Industries, Inc.

•	Diluted EPS of $2.47, including the negative impact of $3.93 related to the one-time and recurring EHG acquisition expenses;

DILUTED EPS

from Continuing Operations attributable to Thor Industries, Inc.

•	To finance the Erwin Hymer Group acquisition, we took on debt totaling approximately $2.2 billion. By September 30, 2019, (just 8 months after Closing), we had already paid down over $480 million of the debt.

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Executive Compensation Highlights

Highlights of our compensation practices for Fiscal Year 2019 included:

•	No upward adjustment in the base compensation or incentive cash compensation formula for our NEOs;

•	Continued input and advice from our compensation consultant;

•	Continued analysis of, and reliance upon, benchmarking data;

•	Maintenance of our comprehensive “no fault” clawback policy;

•	No discretionary awards paid to our NEOs;

•	Maintenance of our Stock Ownership and Retention Guidelines;
•	No awards of stock options;

•	No perquisites awarded to our NEOs other than a periodic physical exam;

•	No written employment contracts, severance agreements, or golden parachutes with our NEOs;

•	Continued dedication to our transparent and true “pay for performance” philosophy based on profit before tax; and

•	Relied upon feedback from proxy advisory firms and shareholders in establishing our new 2020 compensation plan, adding a true LTI component which introduces two new metrics, free cash flow and return on invested capital.

CEO Compensation (Mr. Martin)

	FY 2019		METRIC	FY 2018	METRIC	% CHANGE

Base Salary (1)	$750,000	(1)		$750,000	0.0%

Annual Incentive Award	$5,532,480		1.50% (2)	$9,495,435	1.50%	-41.7%

Long Term Incentive	$2,766,248		0.75% (3)	$4,747,718	0.75%	-41.7%

Total Compensation	$9,048,728			$14,993,153		-39.6%

(1) Mr. Martin’s base salary remained unchanged for Fiscal Year 2019.

(2) Mr. Martin’s Fiscal Year 2019 Annual Incentive Award percentage remained unchanged and was 1.5% of the Company’s NBT excluding EHG transaction-related costs and EHG NBT.

(3) Mr. Martin’s Fiscal Year 2019 Long Term Incentive percentage remained unchanged and was 0.75% of the Company’s NBT excluding EHG transaction-related costs and EHG NBT.

THOR INDUSTRIES, INC.

Our Compensation Philosophy:

Tying Pay to Performance

Looking Ahead: The Evolution Of Our Plan

Since our inception, we have utilized a pay plan originally established in 1980 by our founders which tied incentive pay directly to financial performance which was measured by net income before tax (“NBT”). Our plan was an annual plan that was exclusively cash- based until 2012 when we introduced our Restricted Stock Unit program. The plan kept tight alignment between pay and Company performance and received favorable recommendations from the leading proxy advisory firms as a consequence of this alignment despite the fact that our plan’s architecture was generally disfavored as it relied upon a single metric, our NBT. Despite the success of our historical pay plan, we frequently evaluated the plan and considered alternatives to determine if other plans might align pay even more appropriately with our shareholder return.

In 2019, downward pressure on our stock price caused our stock price to drop to a level that we believe is misaligned with the value of our Company. This created a divergence between pay and shareholder value (measured by our stock price) at the end of our fiscal year that we deemed unacceptable. Also, during the year, we completed the transformational acquisition of EHG. Both management and the Board understood that the combined earnings from North America and Europe could result in excessive pay under the old plan and potentially amplify this variance. These two factors were significant changes from prior years and were key reasons why we became determined to evolve our plan, to preserve alignment with our shareholders, and to keep compensation comfortably within the range of our peer group benchmarks, while at the same time being mindful of the historical success of our prior plan and the support for that plan evidenced by our say on pay votes.

Our New Plan

Our new plan is comprised of a base salary, our Management Incentive Plan (“MIP”), and a long-term incentive (“LTI”) component that is comprised of equal parts Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”). The new plan retains NBT and RSU elements, which we believe have clearly provided a reliable tether between pay and shareholder return through the years. The new plan introduces new concepts, including PSUs and the metrics used to determine the PSUs, Return on Invested Capital (“ROIC”), and Free Cash Flow (“FCF”). The PSUs are measured over a three year period (for Fiscal Year 2020 this measure is over a two year period of the North American Operations and for the Fiscal Years that follow the measure will be three years for the global operations).

Importantly, we leaned heavily on the results of our engagement with both proxy advisory firms and our shareholders in developing the evolution of our plan. For years, we have valued our direct engagement on our compensation plan with both ISS and

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Glass Lewis and with our Shareholders. The takeaways from that engagement process were instrumental in the development of the new plan. Important points of feedback in recent years were addressed in our new plan as follows:

TAKEAWAYS FROM SHAREHOLDER AND PROXY ADVISORY FIRM ENGAGEMENT	RESPONSE IN THE NEW PLAN

Excessive Focus on short term performance	We set our equity pay awards with a true long-term performance horizon and increased equity % for CEO

Overlapping Performance Conditions	NBT is used for the short term cash incentive and ROIC and FCF are used for LTI

Performance Period of Long-Term Awards	For first year of our new plan, the LTI period is two years but will be three thereafter

Single, Absolute Metric	We introduced ROIC and FCF to our Plan

High Maximum Payouts	We are setting benchmark targeted compensation and have a capped upside per our Plan

Internal Inequity	CEO TDC is now less than 3x average other NEO’s TDC

Need to Keep High Proportion of Performance-Based Pay	90% of our CEO’s TDC performance-based

Tie Compensation to Performance Goals	Under our new PSU plan, performance goals will be measured over 2 years for Fiscal Year 2020 and 3 years for each year thereafter

Rely on Benchmarking	Our plan is now based upon a specific targeted compensation determined as a percentage of our benchmark peers. The targeted compensation for our CEO is set at 35% of our benchmarked data

The foundation of the new plan is firm reliance upon our compensation benchmark process. Using benchmarks for our NEOs, the Compensation Committee in consultation with the CEO, will determine each year where within the benchmark ranking it desires the NEOs to be placed. For example, for Fiscal Year 2020, our CEO’s benchmark total compensation percentage has been set at 35%. This means his targeted compensation which is based on the Company’s projected performance will be set to result in a total target compensation (“TTC”) amount that would place him at the 35% level of the benchmarked data. In other words, the targeted TTC for our CEO is below the median of our benchmarked data set. Importantly, this target will be reset each year, so that the percentages used for both MIP and LTI will be reconsidered to realize a TTC to match the percentage of the peer group benchmark data deemed appropriate by our Compensation

THOR INDUSTRIES, INC.

Committee. We believe this mechanism will prevent excessive compensation that might otherwise arise from steadily growing NBT, ROIC, and/or FCF because each year, the percentages will be reset to align with the benchmarked targets.

Once TTC is calculated as the selected percentage of benchmarked compensation, the TTC will then be split equally between cash and equity compensation. The cash component will be comprised of the determined base salary and a targeted award under our MIP. The MIP sharing percentage will be determined by subtracting the base salary from the targeted cash compensation and then dividing the resulting figure by our forecasted NBT established through our annual plan to reach a percentage.

The LTI component of the new plan will be targeted to be equal parts RSUs and PSUs. The RSU award will be paid consistent with our historical practice based upon a percentage of fiscal year NBT while the targets for the PSU awards will be established based upon the Company’s annual plan. These targeted awards will be subject to adjustment at the conclusion of the measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally):

PERCENTAGE OF REALIZATION OF TARGET	PERCENTAGE PAYOUT OF AWARD

Less than 50%	0%

50%-150%	The actual percentage of realization will equal the percentage of payout

Greater than 150%	200%

In summary and as mentioned, the TTC of our NEOs will be reset each year as a percentage of our benchmark data group compensation as determined by our Compensation Committee. Both management and the Board were very mindful of the potential that a growing NBT performance accompanied by static sharing percentages would result in excessive compensation. To address that issue, each year the Committee will establish the NBT sharing percentages for the MIP and LTI elements of the plan based upon a predetermined benchmark which will be established using our peer group and other relevant market data. For Fiscal Year 2020, the benchmark for our CEO’s compensation is 35% of our peer group CEO compensation as his TTC which is below the median of our benchmarked peer group.

As we consider future years under our new plan, if our annual plan process indicates that the projections for the forthcoming year rise to a level where the pay under those levels of performance would result in TTC greater than determined benchmarks, then as compensation for the forthcoming year is determined, the sharing percentages would be adjusted downward to keep compensation in line with the benchmarks.

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Other key elements of our plan include:

•	If NBT is zero or less, no incentive compensation would be payable under our MIP or RSU portion of our LTI;

•	We do not award Options;

•	We do not provide executive management with any excessive perks;

•	We do not provide management with any contracts that commit the Company to any severance or golden parachutes;

•	Double trigger Change in Control provisions for our equity awards; and

•	We maintain a no-fault clawback policy.

Our plan has evolved in a manner consistent with the compensation philosophy that our founders established decades ago of tying management pay to Company performance. As we have consistently reported to you, our industry is defined by its geographic centricity which poses a constant threat to our most valuable asset, our people. The evolution of our plan is designed to be a valuable tool in our effort to attract and retain key talent. Were Thor to lose key managers, it would certainly not be in the best interests of our Shareholders in either the short-term or the long-term. Given the ongoing threat to our talent created by the geographic centricity of our industry, it is essential that our pay plan be simple and transparent. The future success of the Company depends, in many ways, on maintaining simple, transparent compensation practices.

As we think ahead about our compensation plan, we will continue to critically analyze its performance relative to our return to our shareholders. Based on that ongoing assessment, the Committee will annually evaluate whether the program is in need of further evolution.

Our focus on intentionally aligning management’s pay with our shareholders through the years has been recognized with favorable recommendations from the leading proxy advisory firms, including ISS and Glass Lewis. Our shareholders have also been supportive through historical votes and direct feedback. The Committee respectfully requests our Shareholders to support the pay plan including the announced modifications by voting “Yes” on this year’s Say on Pay vote.

SHAREHOLDER UNDERSTANDING AND FEEDBACK IS IMPORTANT TO US

DURING FISCAL YEAR 2014, WE BEGAN TO SOLICIT INPUT AND FEEDBACK ON OUR COMPENSATION PROGRAM FROM OUR SHAREHOLDERS. THE RESPONSE TO DATE HAS BEEN OVERWHELMINGLY SUPPORTIVE OF OUR PROGRAM. WE WILL CONTINUE TO TAKE ADVANTAGE OF OPPORTUNITIES TO DO SO IN THE FUTURE AS SHAREHOLDER UNDERSTANDING AND FEEDBACK IS IMPORTANT TO US. OUR SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, TODD WOELFER, COORDINATES THESE DISCUSSIONS FOR US. FEEL FREE TO CONTACT TODD IF YOU HAVE QUESTIONS OR WISH TO PROVIDE FEEDBACK ABOUT OUR COMPENSATION PROGRAM. HE CAN BE REACHED AT (574) 970-7460 OR INVESTORS@THORINDUSTRIES.COM.

THOR INDUSTRIES, INC.

In addition to the “pay for performance” principles first adopted by our founders in 1980, our Compensation and Development Committee is guided by the following practices and principles:

1.

Use of Benchmarking. We benchmark our executive compensation levels to our compensation peer group and to the market generally to ensure that our pay practices are in line with recognized practices of like-sized manufacturing companies.

2.	Work with Compensation Consultant. In Fiscal Year 2019, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant.

3.	Seek to Attract and Retain Top Level Talent. The Committee aims for pay practices that are competitive with industry competitors who are our local competition for talent.

4.

Align the Pay Plan with Shareholder Interests. The Committee supports a pay plan that places a significant portion of our executives’ pay at risk, making it variable and dependent upon the pre-tax profits of our business and moving forward FCF and ROIC.

5.

Incentivize Sustained Profitability. The Committee promotes a pay plan that incentivizes our executives to deliver sustained profitability for our Shareholders within the guidelines of good corporate governance. The three-year vesting schedule for the RSU component of our LTI, and moving forward the multi-year performance measurement period for the PSU component of our LTI, not only helps retain key talent, but also incentivizes management to perform over the long term.

6.

Identify and Manage Risk. Our Committee evaluates and seeks to minimize risk exposure that is inherent in any pay for performance plan. A strong “no fault” clawback policy, discussed below, helps mitigate the risk as does diligent review of the process that results in compensation decisions.

7.	Review and Evaluate Tally Sheets.

8.

Avoid Contracts or Committed Post-Employment Obligations for our Top Executives. Our Company does not typically enter into written employment agreements for severance or for compensation in the event of a change in control.

9.

Maintain a Simple, Transparent Pay Program and Avoid Any Significant Perquisites for our Executives. Options are not awarded. Our NEOs get no “other compensation” and/or perquisites that are not paid to all of Thor’s full-time employees other than a periodic physical exam. Like all employees at Thor who are compensated greater than $125,000 per year, our NEOs are ineligible for our 401(k) program, but are eligible for our non-matching deferred compensation program.

10.	Exercise Limited or No Discretion. Our pay program is designed to award our management team when performance merits it and to respond appropriately when performance does not. Accordingly, we do not actively revisit the outputs from our program to adjust pay upward or downward. While we have, on very limited occasion, issued unplanned discretionary bonuses in the circumstances of a limited, not likely to be repeated, outstanding performance, we otherwise do not generally exercise discretion in awarding compensation to our NEOs.

11.

Maintain a “no fault” clawback policy. Our Board of Directors is required to clawback any incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such

THOR INDUSTRIES, INC.

restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive based pay program.

12.

Avoid Single Trigger Vesting of Equity-based Awards upon Change in Control. In Fiscal Year 2015, the Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award.

13.

Prohibit hedging or pledging of Company Securities by our NEOs or Board Members. The Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

Looking Back: Reviewing the Elements of Compensation from Fiscal Year 2019

Base Salary

Base salaries are part of the compensation package paid to our executives and are determined according to various factors, including benchmarking, experience, talent, contribution, industry standards, expectations, and performance.

On an annual basis, all employees’ base salaries are reviewed for possible adjustments. Adjustments, though, are not automatic. Instead, they are determined in conjunction with available benchmarking data and/or merit-based factors, driven either by exceptional performance or promotion that often is based on experience with our Company. For our executives, the Compensation and Development Committee considers the market practices of our peer group as a guide for recognized ranges of compensation.

For Fiscal Year 2019, no adjustment to base salaries were made.

Variable Incentive Compensation

The variable, performance-based elements comprise the vast majority of our NEOs’ compensation. The elements, our MIP and LTI, are determined based on our NBT. For Fiscal Year 2019, our NEOs’ compensation was approximately 82% incentive-based pay. Our philosophy promotes heavy reliance on variable performance-based pay. For Fiscal Year 2019, there were no changes from the prior year’s sharing percentages.

Cash-Based Variable Incentive Awards

Cash incentive compensation consists of our MIP. We generally rely on true GAAP numbers for the purposes of calculating our NBT and do not otherwise manipulate earnings in any way. The financial metrics for the performance-based cash incentive compensation for our NEOs are determined prior to our Fiscal Year or within the first portion thereof. The amount of cash incentive compensation for our NEOs is generally calculated and paid on a quarterly basis.

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In Fiscal Year 2019, there were no changes to the percentage of NBT paid to our NEOs. Since EHG was acquired mid-year in Fiscal Year 2019, the NBT attributable to EHG was excluded from calculating the amounts payable under our MIP in Fiscal Year 2019 as were EHG acquisition-related expenses. The incentive formulas for our MIP and cash payouts for our NEOs were as follows:

NAME	PERFORMANCE METRIC	AWARD

Peter B. Orthwein	0.25% of Company Pre-Tax Profit	$922,080

Robert W. Martin	1.50% of Company Pre-Tax Profit	$5,532,480

Colleen Zuhl	0.21% of Company Pre-Tax Profit	$774,647

Todd Woelfer	0.17% of Company Pre-Tax Profit	$627,014

Kenneth D. Julian	0.10% of Company Pre-Tax Profit	$368,832

The receipt of the cash incentive compensation is contingent upon the executive being employed with the Company or an operating subsidiary at the time of payment; certification by our Compensation and Development Committee that the amount proposed to be paid under the Plan is consistent with pre-determined formulas; and that, upon considering any relevant factors including our no fault clawback policy, there exists no cause to consider payment of a lesser amount.

Long-Term Equity Incentive Plan

Like the MIP, the LTI used Fiscal Year 2019 NBT as the metric to determine the awards earned under the plan.

The LTI awarded RSUs instead of cash. The RSUs earned, based on the metrics below, vest in three (3) equal annual installments beginning on the anniversary date of the grant. Participants must remain employees of our Company or one of its subsidiaries through the vesting period to be entitled to receive the stock that is issued upon vesting of the RSUs. An important tool for talent retention, our LTI program provides that any employee who leaves our Company before the vesting date immediately forfeits their right to receive any and all outstanding unvested RSUs.

Since EHG was acquired mid-year for Fiscal Year 2019, we excluded the NBT attributable to EHG as well as EHG acquisition-related costs from the calculation of the RSU awards. The amount of LTI awards earned for our NEOs were as follows:

NAME	FY 2019 METRIC	AMOUNT

Peter B. Orthwein (1)	N/A	—

Robert W. Martin	0.75% of Company Pre-Tax Profit	$2,766,248

Colleen Zuhl	0.29% of Company Pre-Tax Profit	$1,069,616

Todd Woelfer	0.23% of Company Pre-Tax Profit	$848,316

Kenneth D. Julian	0.195% of Company Pre-Tax Profit	$719,224

(1) Mr. Orthwein was not granted an equity award under our LTI due to his significant equity holdings as a founder of our Company.

THOR INDUSTRIES, INC.

Additional Compensation Elements From Fiscal Year 2019

Benefits and Perquisites

Unlike most of our peers, we offer no benefits or perquisites to our NEOs that are not available to our broader employee population with the singular exception of a requested periodic physical exam to track the health of our NEOs.

Retirement Plans

Our Company does not offer retirement plans to our NEOs. Furthermore, our NEOs are excluded from eligibility in our company-sponsored 401(k) plan, but may participate in our non-matching Deferred Compensation Program that is available to all full-time employees who are precluded from participating in our 401(k) program.

Stock Ownership and Retention Guidelines

In Fiscal Year 2013, our Board adopted stock ownership guidelines for our NEOs and our Board. In Fiscal Year 2015, our Board’s ownership guideline was increased to three (3) times the Board retainer amount. The guidelines require retention of the following levels of stock:

TITLE	STOCK LEVEL

Chief Executive Officer	5 times base salary

Other NEOs	3 times base salary

Board of Directors	3 times base annual retainer

Our NEOs and Board of Directors must satisfy the requirement within five (5) years of, in the case of our NEOs, the date of their first LTI award at their current position or, in the case of the Board of Directors, the date of their first annual award. All Board members and NEOs are either in compliance with the guidelines or will be in compliance once the guideline becomes applicable.

Clawback Policy

As mentioned above, on a “no fault” basis, our Board of Directors is required to clawback any excess incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program.

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Anti-Hedging and Pledging Policy

Our Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

Severance Plans and Change in Control Agreements

Our Company does not typically enter into written employment agreements for severance or for compensation in the event of a change in control. Our key employees are important to the Company’s long-term success and their value is determined by their efforts to improve our performance. From those efforts, these employees create their own protection in the event of a change in control or employment circumstance. Currently, none of our NEOs has such an agreement with the Company.

Prior to Fiscal Year 2016, the Thor Industries, Inc., 2010 Equity and Incentive Plan (our “2010 Plan”) specified that, upon the occurrence of a change in control, all options and/or restricted stock and restricted stock unit awards will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any restricted stock or restricted stock unit awards would automatically lapse. In Fiscal Year 2015, the Board voted to amend this plan commencing with restricted stock units awarded based on Fiscal Year 2016 results to require a “double trigger” before such shares would vest. The “double trigger” provides that vesting would occur only upon the occurrence of both a Change in Control (as defined in the 2010 Plan) and either a corresponding change in employment status or the failure of an acquirer to assume the awards. This “double trigger” requirement is a key element in the Thor Industries, Inc. 2016 Equity and Incentive Plan that was approved by the Shareholders at our Fiscal Year 2017 Annual Meeting.

The aggregate value of change in control and termination benefits for each NEO is summarized under the subheading, “Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers” on page 71.

Section 409A of the Code

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

THOR INDUSTRIES, INC.

How We Make Compensation Decisions and Why We Made Them for Fiscal Year 2019

The Compensation Committee

Our Compensation and Development Committee is responsible for the oversight of our compensation plan. Each year, the Compensation and Development Committee engages in a thorough evaluation of the performance of our NEOs.

The Board of Directors conducts a review of our CEO, Mr. Martin. These evaluations are significant factors to the Committee as it determines the base salary and incentive compensation elements of the compensation plans for the CEO.

Mr. Martin does not participate in his own performance evaluation or in setting his own compensation. For the other NEOs, the Chairman and CEO evaluate each NEO’s individual performance and recommend a tailored compensation plan for that individual to the Compensation and Development Committee. The Compensation and Development Committee then reviews and votes to approve or modify these recommendations.

For more information on the Compensation and Development Committee, view our Corporate Governance Section of this Proxy Statement. Additionally, the Compensation and Development Committee’s charter can be found on our website at www.thorindustries.com.

Our Independent Compensation Consultant

In Fiscal Year 2019, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant. Willis Towers Watson reports directly to the Committee, and the Committee is empowered to retain or replace Willis Towers Watson or hire additional consultants at any time. A representative of Willis Towers Watson regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Additionally, a representative from Willis Towers Watson regularly meets in executive session with the Committee.

Willis Towers Watson’s role is to provide market and peer group data and to advise the Committee on compensation-related decisions.

During Fiscal Year 2019, the compensation consultant provided the following services to the Committee:

•	Provided periodic reports of executive compensation trends;

•	Provided peer group analysis, including benchmarking data, supporting recommendations for the Company’s executive compensation;

•	Reviewed drafts and commented on elements of the Company’s Compensation Discussion and Analysis;

•	Advised the Committee of regulatory developments (e.g. pay ratio rule);

•	Ran TSR analyses for our Committee; and

•	Modeled and evaluated alternative pay programs.

In Fiscal Year 2019, the total fees and expenses attributable to Willis Towers Watson were $228,185.72.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Our Compensation Peer Group

Importantly, Willis Towers Watson assists the Committee in determining an appropriate compensation peer group. Our Company has a unique challenge in its peer review process. With the exception of two competitors who are not reasonable compensation peers due to significant size differences, none of the companies with whom we compete for talent are publicly-traded and, therefore, our competitors do not publicly disclose their compensation practices. Geographic proximity to our competitors makes the competition for key talent an ever-present challenge. Our compensation plans are developed with that fact in mind and are designed to attract and retain industry-leading talent through a program that is reasonable and heavily tied to our Company’s financial performance. In Fiscal Year 2019, as it has previously, Thor benchmarked its executive pay against a peer group of publicly-traded companies and used this data in conjunction with our own industry-specific knowledge in evaluating its executive compensation practices. The Compensation and Development Committee periodically reviews and, as indicated, updates the peer group. Our general guidelines for our peer group are to include companies that are one-half to two times our revenue. In light of our expansion as a consequence of the EHG acquisition, we made two changes to our peer group while leaving most of the group as it has been the last couple of years. Our peer group represents manufacturing companies of similar size as expressed in sales and market capitalization. Additionally, we sought to identify manufacturing firms that introduce their products to market through dealerships or franchises. While the compensation peer group is not comprised of our market competitors, it nevertheless provides a somewhat meaningful basis for market comparison of our executive compensation packages. Included in our peer evaluation was the consideration of the disclosed peers of the members of our peer group. We believe the peer group below represents as good a comparator group as can currently be found for our Company. Our peer group for Fiscal Year 2019 consisted of the following companies:

FY 2019 PEER GROUP

AGCO CORPORATION	NAVISTAR INTERNATIONAL CORPORATION

AMERICAN AXLE MANUFACTURING, INC.	OSHKOSH CORPORATION

ARCONIC, INC.	OWENS CORNING

BORGWARNER, INC.	PARKER-HANNIFIN CORPORATION

DOVER CORPORATION	POLARIS INDUSTRIES INC.

FORTUNE BRANDS HOME & SECURITY, INC.	STANLEY BLACK & DECKER, INC.

THE GOODYEAR TIRE & RUBBER COMPANY	TENNECO, INC.

HARLEY-DAVIDSON, INC.	TEXTRON, INC.

INGERSOLL RAND PLC

THOR INDUSTRIES, INC.

Measuring The Alignment: Evaluating the Relationship Between Our Fiscal Year 2019 Performance and Our Compensation

As noted above, our founders developed a pay strategy that was specifically intended to align pay with Company financial performance, which, over the long-term, aligns the pay with our shareholders. Fiscal Year 2019 posed a second straight year of testing our compensation plan’s ability to align pay with shareholder return in a tumultuous market. Our Fiscal Year 2019 results include:

•	A decline in sales of 5.6% to $7.86 billion;

•	A decline in net income before tax of 71% to $185 million(1); and

•	Diluted earnings per share down 70% to $2.47 (1).

Despite the decline in year over year performance, the plan that we utilized for Fiscal Year 2019 was successful in keeping pay movement in line with the declined performance. The chart below compares the percentage decline of our CEO’s compensation to the percentage decline of our net income before taxes and our decline in sales for Fiscal Year 2019.

(1) This figure includes the impact of the expenses associated with the EHG transaction. Excluding the one-time and recurring EHG transaction expenses, the decline in NBT and diluted EPS would have been approximately 28% and 21% respectively.

2018 VS. 2019

Change in Sales, CEO Compensation, and NBT

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Both the plan relied upon in Fiscal Year 2019 and the evolution of that plan that is the basis for compensation of our NEOs in Fiscal Year 2020 rely heavily upon variable incentive-based pay. The following graphs depict the relative breakdown between base salary and variable incentive pay as reported in the Summary Compensation Table on page 63.

FY2019 CEO COMPENSATION BREAKDOWN	FY2019 NEO COMPENSATION BREAKDOWN Includes all NEOs

As demonstrated in the charts above, implementation of our philosophy resulted in approximately 92% of our CEO compensation and approximately 82% of our NEO compensation being variable, performance-based compensation for Fiscal Year 2019. Keeping in mind that our founder, Peter Orthwein, received no incentive-based LTI award given his large share position in Thor, the charts above still reveal a heavy dependency of the pay program on variable, performance-based compensation. While our Compensation and Development Committee maintains discretion to issue appropriate and necessary bonuses to our NEOs to ensure retention of key talent and also to ensure that formulaic bonuses are earned in the context of good governance, ethics, and business practices, the performance-based incentive compensation portion of the NEO compensation generally increases and decreases based upon the profitability of the Company.

THOR INDUSTRIES, INC.

Report of the Compensation and

Development Committee

We, the Compensation and Development Committee of the Board of Directors of Thor Industries, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. After our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2019.

The Compensation and Development Committee

Wilson Jones, Chair

Andrew E. Graves

Amelia A. Huntington

Christopher Klein

Jan H. Suwinski

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Fiscal Year 2019 CEO Pay Ratio

In accordance with SEC rules, for Fiscal Year 2019, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our President and CEO, Robert W. Martin.

•	The 2019 annual total compensation of Mr. Martin was $9,048,728.
•	The 2019 annual total compensation of our median compensated employee was $50,233.
•	Accordingly, the ratio of Mr. Martin’s annual total compensation to the annual total compensation of our median compensated employee for Fiscal Year 2019 was 180 to 1*.

*This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

The SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Martin, the Company’s chief executive officer.

Identification of Median Employee

As of July 31, 2019, the end of our fiscal year, we had approximately 15,000 U.S. employees and approximately 6,800 non-U.S. employees. Our non-U.S. employees were excluded from our determination of the median employee (as permitted under SEC rules) as they were acquired partially through the fiscal year under the Erwin Hymer Group acquisition. We did not experience any change in our employee population compensation arrangements during Fiscal Year 2019 compared to Fiscal Year 2018 that we reasonably believe would significantly impact our pay ratio disclosure. Therefore, as permitted under SEC laws, we have used the same median employee as disclosed in Fiscal Year 2018.

2019 CEO Pay Ratio

NAME	FISCAL YEAR 2019 TOTAL COMPENSATION*	CEO PAY RATIO

Robert Martin	$9,048,728	180:1

Median Employee	$50,233

* Annual total compensation, as calculated in accordance with Item 402 of Regulation S-K.

THOR INDUSTRIES, INC.

Compensation Committee Interlocks and Insider Participation

For Fiscal Year 2019, the Compensation and Development Committee was comprised entirely of the five (5) Independent Directors listed on page 58. No member of the Compensation and Development Committee is a current or, during our Fiscal Year 2019 or any time before, was a former officer or employee of the Company or any of its operating subsidiaries. During Fiscal Year 2019, no member of the Compensation and Development Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In Fiscal Year 2019, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Development Committee of the Company.

Compensation Risk Assessment

As our Compensation and Development Committee evaluates our compensation programs, it considers many areas of risk potentially associated with the various programs as well as steps that can be taken to mitigate those risks. The process of risk consideration and, when appropriate, mitigation is a dynamic process that is considered at each meeting. This process includes consideration of many factors, including:

•	Oversight of the business and our MIP and LTI provided to our NEOs;

•	Our entrepreneurial culture, which we believe encourages employees to think like owners;

•	Our internal controls, which we believe have been strengthened over the past several years and are consistently reviewed for further opportunity of improvement;

•	Rigorous internal audits that are conducted throughout our Company on a regular basis;

•	Our enterprise risk management program, including an annual assessment of the risks facing our Company led by senior management;

•	Stock Ownership Guidelines and the time-based vesting component of our LTI and moving forward the multi-year measurement periods for the FCF and ROIC components, which encourage long-term value creation, and serve to counterbalance potentially significant short-term incentive-based compensation;

•	The performance criteria of our MIP and LTI programs, which emphasizes overall business results over individual performance;

•	Linear award calculations under our MIP, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	Historically, the same metric – pre-tax profits – used each year; which metric has not been changed to take advantage of any benefits associated with short-term circumstances and which metric will be supplemented with the FCF and ROIC components for our LTI going forward;

•	Our ability to consider non-financial, compliance, and other qualitative performance factors in determining actual compensation payouts for Executive Officers;

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

•	Our ability to use downward discretion and clawback payments;

•	Finance officers of each of our operating subsidiaries report to our Chief Financial Officer; and

•	The relative performance of the pay program as assessed through the analytics utilized by shareholder advisory firms, which allows for dynamic monitoring of the pay program’s alignment with our compensation group peers and our own performance.

Management and the Compensation and Development Committee will continue to regularly evaluate the risks associated with our compensation programs and will consider changes necessary to prevent incentives to take excessive risk. As a result of our most recent evaluation, we do not believe that our compensation programs created risks that are reasonably likely to have a material adverse effect on the Company. To the contrary, we believe that the programs promote sound business judgment and align employee performance with the realization of the Company’s strategic plan and maximization of Shareholder value.

# Executive Compensation

The following tables, narrative, and footnotes disclose the compensation paid to the Named Executive Officers of the Company. During Fiscal Year 2019, the Named Executive Officers include the: Executive Chairman; Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel, and Corporate Secretary; and Senior Vice President of Administration and Human Resources.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers in Fiscal Years 2019, 2018, and 2017:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) [1]	BONUS ($) [2]	SHARE AWARDS ($) [3]	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE & NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION ($)	TOTAL ($)

Peter B. Orthwein (4)	2019	500,000	—	—	—	922,080 (5)	—	—	1,422,080
Executive Chairman	2018	500,000	—	—	—	1,582,573	—	—	2,082,573
	2017	500,000	—	—	—	1,390,965	—	—	1,890,965

Robert W. Martin	2019	750,000	—	2,766,248 (6)	—	5,532,480 (7)	—	—	9,048,728
President and Chief	2018	750,000	—	4,747,718	—	9,495,435	—	—	14,993,153
Executive Officer	2017	750,000	—	4,371,035	—	8,147,650	—	—	13,268,685

Colleen Zuhl	2019	600,000	—	1,069,616 (8)	—	774,647 (9)	—	—	2,444,263
Senior Vice President and	2018	600,000	—	1,835,784	—	1,329,361	—	—	3,765,145
Chief Financial Officer	2017	600,000	—	1,617,980	—	1,163,950	—	—	3,381,930

Todd Woelfer	2019	600,000	—	848,316 (10)	—	627,014 (11)	—	—	2,075,330
Senior Vice President	2018	600,000	—	1,455,967	—	1,076,149	—	—	3,132,116
General Counsel, and	2017	600,000	—	1,294,384	—	931,160	—	—	2,825,544
Corporate Secretary

Kenneth D. Julian	2019	500,000	—	719,224 (12)	—	368,832 (13)	—	—	1,588,056
Senior Vice President of	2018	500,000	—	1,234,407	—	633,065	—	—	2,367,472
Administration and	2017	500,000	—	1,082,643	—	558,696	—	—	2,141,339
Human Resources

(1)	All compensation figures in this table are rounded to the nearest dollar amount.

(2)	The amounts in this column reflect the payment of discretionary bonuses.

(3)	Share awards were determined in accordance with FASB ASC Topic 718.

(4)	Mr. Orthwein retired as our Executive Chairman at the end of Fiscal Year 2019.

(5)	This amount consists of a non-equity incentive plan award paid to Mr. Orthwein for Fiscal Year 2019 equal to 0.25% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(6)	This amount consists of an equity incentive plan award paid to Mr. Martin for Fiscal Year 2019 which was based on a formula equal to 0.75% of our adjusted pre-tax profits.

(7)

This amount consists of a non-equity incentive plan award to Mr. Martin in Fiscal Year 2019 which was based on a formula equal to 1.5% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(8)	This amount consists of an equity incentive plan award to Ms. Zuhl for Fiscal Year 2019 which was based on a formula equal to 0.29% of our adjusted pre-tax profits.

(9)

This amount consists of a non-equity incentive plan award to Ms. Zuhl for Fiscal Year 2019 which was based on a formula equal to 0.21% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(10)	This amount consists of an equity incentive plan award to Mr. Woelfer for Fiscal Year 2019 which was based on a formula equal to 0.23% of our adjusted pre-tax profits.

(11)

This amount consists of a non-equity incentive plan award to Mr. Woelfer for Fiscal Year 2019 which was based on a formula equal to 0.17% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(12)	This amount consists of an equity incentive plan award to Mr. Julian for Fiscal Year 2019 which was based on a formula equal to 0.195% of our adjusted pre-tax profits.

(13)

This amount consists of a non-equity incentive plan award to Mr. Julian for Fiscal Year 2019 which was based on a formula equal to 0.10% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

THOR INDUSTRIES, INC.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table summarizes the grants made to each of our NEOs for Fiscal Year 2019 under our 2016 Plan or other plans or arrangements:

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			GRANT DATE FAIR VALUE OF SHARE AND OPTION AWARDS [3]
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($) [1]	MAX ($) [2]	THRESHOLD ($)	TARGET ($) [1]	MAX ($) [2]

Peter B. Orthwein	8/11/2018	$0	$1,582,573

	8/11/2018					_ (4)		–

Robert W. Martin	8/11/2018	$0	$9,495,435

	8/11/2018				$0	$4,747,718		$2,766,248 (5)

Colleen Zuhl	8/11/2018	$0	$1,329,361

	8/11/2018				$0	$1,835,784		$1,069,616 (6)

Todd Woelfer	8/11/2018	$0	$1,076,149

	8/11/2018				$0	$1,455,967		$848,316 (7)

Kenneth D. Julian	8/11/2018	$0	$633,029

	8/11/2018				$0	$1,234,407		$719,224 (8)

(1)

Under our Plan for Fiscal Year 2019, we do not set targets or goals. We compensate on a percentage of our NBT. Due to the lack of identified targets and pursuant to SEC guidance, the targets listed here are representative targets equal to amounts that would be earned in Fiscal Year 2019 under our non-equity incentive plan and under our equity incentive plan based on our Fiscal Year 2018 results. With respect to our LTI, NBT is denominated in dollars, but the relevant percentage of NBT earned will be paid out in restricted stock units in the form of whatever number of shares of the Company on a 1-to-1 basis that amount translates into at the time of the payout.

(2)	Our 2016 Plan limits total award at $20,000,000.

(3)	Represents the fair value per share of awards as of the grant date pursuant to FASB ASC Topic 718.

(4)	Mr. Orthwein was not granted an equity award under our LTI due to his significant equity holdings as a founder of our Company.

(5)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Martin was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.75% of our pre-tax profits during Fiscal Year 2019 (the actual grant date fair value of this award was $2,766,248). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(6)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Ms. Zuhl was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.29% of our pre-tax profits during Fiscal Year 2019 (the actual grant date fair value of this award was $1,069,616). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(7)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Woelfer was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.23% of our pre-tax profits during Fiscal Year 2019 (the actual grant date fair value of this award was $848,316). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(8)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Julian was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.195% of our pre-tax profits during Fiscal Year 2019 (the actual grant date fair value of this award was $719,224). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Executive Employment Agreements

Currently, none of our NEOs have written employment agreements.

Summary of Equity Compensation Plans

THOR INDUSTRIES, INC. 2016 AND 2010 EQUITY AND INCENTIVE PLANS

Our 2016 Equity Incentive Plan (the “2016 Plan”) and our 2010 Equity Incentive Plan (the “2010 Plan” and together with the 2016 Plan the “Equity Plans”) are each designed to enable us to obtain and retain the services of the types of employees and Directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of our Shareholders. The maximum number of shares issuable under each of the Equity Plans is 2,000,000 (subject to adjustment to reflect certain corporate transactions or changes in our capital structure), with 1,378,729 and 1,211,385 shares remaining available as of July 31, 2019, to be granted under the 2016 Plan and the 2010 Plan respectively, subject to recycling provisions in the Equity Plans for canceled, forfeited, or expired shares.

Administration

The Equity Plans are administered by the Compensation and Development Committee (our “Committee”). Among other responsibilities, the Committee selects participants from among the eligible individuals, determines the number of shares of Common Stock that will be subject to each award, and prescribes the terms and conditions of each award, including without limitation the exercise price, methods of payment, vesting provisions, and restrictions on awards.

Eligibility

Our employees and Directors and those of our affiliated companies (employees of affiliated companies only with respect to the 2010 Plan), as well as those whom we reasonably expect to become our employees and Directors or those of our affiliated companies (employees of affiliated companies only with respect to the 2010 Plan), are eligible to receive awards.

Available Equity Awards

Stock Options

Under each of our Equity Plans, the Committee may grant incentive and nonstatutory stock options. The exercise price of an incentive or nonstatutory stock option must generally be at least 100% (and in the case of an incentive stock option granted to a more than 10% Shareholder, 110%) of the fair market value of the Common Stock subject to that option on the date that option is granted. The Committee determines the rate at which options vest (provided options granted under the 2016 Plan may vest only after the expiration of a minimum one-year period from the date of the award) and any other conditions with respect to exercise of the options, in each case subject to the terms of the applicable Equity Plan. Only employees may be granted incentive stock options.

Restricted Awards and Performance Compensation Awards

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock and paid in the form of shares of

THOR INDUSTRIES, INC.

Common Stock or cash (“Restricted Stock Units”). The Committee may generally determine, in its sole discretion, the terms of each award, including the applicable restricted period prior to delivery or settlement of the award. Participants generally have the rights and privileges of a stockholder as to Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that, any cash dividends and stock dividends with respect to the Restricted Stock are withheld by the Company for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock have lapsed. Participants have no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock. Such dividend equivalents are held by the Company for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock Units have lapsed. Restricted Stock and Restricted Stock Unit awards may be subject to forfeiture. Generally Restricted Stock and Restricted Stock Units may not be sold or transferred during the restricted period. The Committee may provide for an acceleration of vesting in the terms of any restricted award.

Under each of our Equity Plans, the Committee may designate relevant awards as performance compensation. Performance compensation awards entitle the recipients to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Cash bonuses may also be designated as performance compensation awards.

Stock Appreciation Rights

The Committee may, in its discretion, grant stock appreciation rights to participants under our Equity Plans. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our Common Stock’s appreciation over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of the stock appreciation right.

Adjustments in Capitalization

If there is a specified type of change in our Common Stock, such as stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will generally be made to the various limits under, and the share terms of, the Equity Plans and the awards granted thereunder. In addition, in the event of certain mergers, the sale of all or substantially all of our assets or our reorganization or liquidation, the Committee may cancel outstanding awards and cause participants to receive, in cash, stock, or a combination thereof, the value of the awards.

Amendments

Our Board of Directors may amend, suspend, or terminate the Equity Plans or awards thereunder at any time, provided that amendments to the Equity Plans will not be effective without Shareholder approval if such approval is required by applicable law or stock exchange requirements and

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

amendments to awards without participant approval generally may not impair the participant’s rights under the award. In addition, under the terms of the 2016 Plan, the Company generally may only reduce the exercise price of an option or stock appreciation right, or cancel outstanding option and stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with a lower exercise price, with Shareholder approval.

Change in Control under the 2016 Plan

Subject to the terms of an award agreement, in the event of a change in control, as defined in the 2016 Plan, (i) any and all outstanding options and stock appreciation rights granted under the 2016 Plan shall become immediately exercisable unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, any awards so assumed, converted, replaced, or continued will become immediately exercisable; (ii) any restriction imposed on a restricted award or performance compensation award shall lapse unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, the restrictions on any awards so assumed, converted, replaced, or continued shall lapse; and (iii) the portion of any and all performance compensation awards that remain outstanding following the occurrence of a change in control shall be determined by applying actual performance from the beginning of the performance period through the date of the change in control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the change in control occurs prior to the end of a performance period for an award, the performance formula shall generally be adjusted to take into account the shorter period of time available to achieve the performance goals.

The portion of an award that remains outstanding following the occurrence of a change in control shall vest in full at the end of the performance period set forth in such award so long as the participant’s employment (or if the participant is a Director, service) with the Company or one of its subsidiaries does not terminate until the end of the performance period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (i) the termination of the participant by the Company without cause, (ii) the refusal of the continuing entity to assume, convert, replace, or continue the award, or (iii) the resignation of the participant for good reason.

“Cause” as used in the 2016 Plan generally means the employee has committed or pled guilty to a felony or a crime involving moral turpitude, has engaged in conduct likely to result in harm to the Company’s reputation, has been grossly negligent, has engaged in willful misconduct with respect to the Company, or violated federal or state

THOR INDUSTRIES, INC.

securities laws. “Good reason” as used in the 2016 Plan generally means a diminution of the participant’s duties or authority, any relocation of more than 50 miles, or a material reduction in salary.

Change in Control under the 2010 Plan

In Fiscal Year 2015, the Board voted to amend the 2010 Plan commencing with Fiscal Year 2016 to require a “double trigger” requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of an award. This change applies to grants made under the 2010 Plan in Fiscal Year 2016 and after. Grants outstanding before the Board approved this change would be treated as follows:

In the event of a change in control, as defined in the 2010 Plan, and regardless of whether in combination with another event such as a termination of the applicable participant’s service by the Company without cause, unless otherwise provided in an award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of such shares of Restricted Stock or Restricted Stock Units subject to such award (including a waiver of any applicable performance goals). In addition, unless otherwise provided in an award agreement, all incomplete performance periods in respect of a performance compensation award will end upon a change in control, and the Committee will (a) determine the extent to which performance goals with respect to each such performance period have been met, and (b) cause to be paid to the applicable participant partial or full performance compensation awards with respect to performance goals for each such performance period based upon our Committee’s determination of the degree of attainment of performance goals or assuming that applicable “target” levels of performance have been attained or on such other basis as determined by our Committee. Further, in the event of a change in control, the Committee may in its discretion and upon advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other Shareholders of the Company.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information concerning option awards and share awards held by our NEOs as of July 31, 2019:

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)

Peter B. Orthwein	—	—

Robert W. Martin	90,204(1)	$5,376,158

Colleen Zuhl	34,605(2)	$2,062,458

Todd Woelfer	27,749(3)	$1,653,840

Kenneth D. Julian	23,848(4)	$1,421,341

(1) Mr. Martin received a restricted stock unit award of; 22,487 units on October 10, 2016; 34,052 units on October 10, 2017; and 60,006 units on October 11, 2018. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(2) Ms. Zuhl received a restricted stock unit award of 8,995 units on October 10, 2016; 12,605 units on October 10, 2017; and 23,202 units on October 11, 2018. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(3) Mr. Woelfer received a restricted stock unit award of 7,870 units on October 10, 2016; 10,084 units on October 10, 2017; and 18,402 units on October 11, 2018. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(4) Mr. Julian received a restricted stock unit award of 7,870 units on October 10, 2016; 8,434 units on October 10, 2017; and 15,601 units on October 11, 2018. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

THOR INDUSTRIES, INC.

Option Exercises and Shares Vested in Fiscal Year 2019

There were no options exercised by our NEOs in Fiscal Year 2019. None of our NEOs own options, and none were awarded in Fiscal Year 2019. The following table summarizes information regarding the vesting of share awards for each NEO in Fiscal Year 2019:

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED UPON VESTING (#)	VALUE REALIZED ON VESTING ($)

Peter B. Orthwein	—	—

Robert W. Martin	27,520	$2,171,725

Colleen Zuhl	9,801	$773,202

Todd Woelfer	8,586	$677,508

Kenneth D. Julian	8,036	$634,190

Non-Qualified Deferred Compensation for Fiscal Year 2019

The following table shows the contributions, earnings, and account balances for Fiscal Year 2019 for the NEOs participating in our Deferred Compensation Plan:

NAME	EXECUTIVE CONTRIBUTIONS IN FISCAL YEAR 2019 [1]	REGISTRANT CONTRIBUTIONS IN FISCAL YEAR 2019	AGGREGATE EARNINGS IN FISCAL YEAR 2019	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT 7/31/19

Colleen Zuhl	$40,000	—	$15,044	—	$299,709

Todd Woelfer	$55,350	—	$31,964	—	$600,754

Kenneth D. Julian	$25,430	—	$13,775	—	$273,312

(1)	The amounts shown as contributions are also included in the amounts shown as Fiscal Year 2019 salary column of the Summary Compensation Table on page 63.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Summary of Deferred Compensation Plan

On December 9, 2008, our Board approved and adopted the amended and restated Thor Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”), which was amended and restated primarily to comply with Section 409A of the Code. The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, participants may elect to defer portions of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant.

Participants are vested in their elective deferrals at all times. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability, or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

At the time the participant makes a deferral election, the participant may elect a lump sum payment or installment payments spreading payment over 2 to 15 years upon separation from service.

Our Compensation and Development Committee administers our Deferred Compensation Plan. Our Compensation and Development Committee has the ability to modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Compensation and Development Committee also has the ability to terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes in control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers

Except for (i) potential payments under our Deferred Compensation Plan and (ii) the previously discussed lapsing of restrictions on certain restricted awards, as of July 31, 2019, there were no potential obligations owed to our NEOs or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability, or retirement.

THOR INDUSTRIES, INC.

The Company has no employment or similar agreements with any NEO with provisions regarding severance or change in control benefits.

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if an NEO’s employment terminated on or before July 31, 2019, or if the NEO died or became disabled, the entire vested account balance (reported in the “Aggregate Balance at 7/31/19” column of the Non-Qualified Deferred Compensation table above) would be paid. A change in control would also trigger payment to the NEO. The Outstanding Equity Awards at 2019 Fiscal Year-End table provides the fair value of outstanding restricted units that would have vested upon a change of control and either a corresponding change in employment status or the failure of the acquirer to assume such awards occurring as of July 31, 2019.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

Ownership of Common Stock

The following table sets forth information as of October 18, 2019, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our Common Stock by: (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each Director of the Company; (iii) each Executive Officer of the Company named in the Summary Compensation Table on page 63; and (iv) all Executive Officers and Directors of the Company as a group. As of October 18, 2019, there were 55,198,756 shares of Common Stock issued and outstanding:

NAME AND ADDRESS OF BENEFICIAL OWNER [1]	BENEFICIAL OWNERSHIP [2]
	NUMBER OF SHARES	PERCENT

Peter B. Orthwein	1,976,895 (3)	3.6%

Robert W. Martin	105,315	*

Colleen Zuhl	25,140	*

Todd Woelfer	22,036	*

Kenneth D. Julian	25,849	*

Andrew Graves	12,302	*

Amelia A. Huntington	—	*

Wilson Jones	5,263	*

Christopher Klein	1,263	*

J. Allen Kosowsky	12,263	*

Jan H. Suwinski	19,263	*

James L. Ziemer	18,808 (4)	*

Blackrock, Inc. 55 East 52nd Street New York, NY 1005	4,842,450 (5)	8.8%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,790,227 (6)	8.7%

All Directors and Executive Officers as a group (twelve persons)	2,224,397	4.0%

*	less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Thor Industries, Inc., 601 East Beardsley Avenue, Elkhart, Indiana 46514.

(2)

Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include restricted stock and restricted stock units which are currently exercisable or will become exercisable or vested within sixty (60) days from October 18, 2019.

(3)

Includes 880,422 shares held directly; 67,980 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half-brother, of which Mr. Orthwein is a trustee; 74,783 shares owned of record by the Trust FBO Peter B. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; 500,000 shares held in a grantor retained annuity trust of which Mr. Orthwein is the beneficiary and trustee; and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries.

(4)	Includes 15,263 shares held directly and 3,545 shares held as custodian for Mr. Ziemer’s grandchildren. Mr. Ziemer disclaims beneficial ownership of the shares he holds as custodian.

(5)	The number of shares listed for BlackRock, Inc. is based on a Schedule 13F filed August 13, 2019 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company).

(6)	The number of shares listed for The Vanguard Group, Inc. is based on a Schedule 13F filed on August 14, 2019.

THOR INDUSTRIES, INC.

Certain Relationships and Transactions with Management

Our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by Delaware General Corporation Law. Through its review for Fiscal Year 2019 activity, the Audit Committee identified no such transactions.

Additional Corporate Governance Matters

Shareholder Proposals

In order to submit Shareholder proposals for the 2020 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office, no later than July 2, 2020, provided that if the date of the 2020 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 13, 2020, then the deadline will be a reasonable time before the Company makes available its proxy materials.

Shareholder director nominations for inclusion in the Company’s Proxy Statement under the Company’s proxy access program must be received by the Secretary at the Company’s principal office not before June 2, 2020 or after July 2, 2020, provided, however, that if the date for which the 2020 Annual

Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 13, 2020, then notice by the nominating Shareholder to be timely must be received by the Secretary of the Company by the later of the close of business on the date that is 180 days prior to the date of the 2020 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of such annual meeting date.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2020 Annual Meeting of Shareholders, a nomination or other matter the Shareholder wishes to present at the meeting, Shareholder written notification of such matter, must be received by the Secretary at the Company’s principal office not before August 21, 2020, or after September 15, 2020, provided that if the date for which the 2020 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 13, 2020, then notice by the Shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of the 2020 Annual Meeting of Shareholders and not later than the later of (i) the 75th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting.

NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

All Shareholder proposals must comply with all of the requirements of SEC Rule 14a-8 or the Company’s By-Laws, as applicable. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

Other Matters

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Todd Woelfer

Senior Vice President, General Counsel, and

Corporate Secretary

October 30, 2019

THOR INDUSTRIES, INC.

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THOR
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601 EAST BEARDSLEY AVENUE / ELKHART, IN 46514 / 574.970.7460 / **WWW.THORINDUSTRIES.COM**

THOR INDUSTRIES, INC. ATTN: W. TODD WOELFER 601 EAST BEARDSLEY AVENUE ELKHART, IN 46514

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/12/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/12/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1. Election of Directors
Nominees
01 Andrew Graves 02 Amelia A. Huntington 03 Wilson Jones 04 Christopher Klein 05 J.Allen Kosowsky
06 Robert W. Martin 07 Peter B. Orthwein 08 Jan H. Suwinski 09 James L. Ziemer
The Board of Directors recommends you vote FOR the following proposal(s)							For	Against	Abstain
2. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our Fiscal Year 2020.							☐	☐	☐
3. Non-binding advisory vote to approve the compensation of our named executive officers (NEOs).							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com

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THOR INDUSTRIES, INC. Annual Meeting of Shareholders December 13, 2019 1:00 PM CST This proxy is solicited by the Board of Directors

The undersigned shareholder of Thor Industries, Inc. hereby appoints Andrew Graves and W. Todd Woelfer, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of THOR INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 1:00 PM, CST on December 13, 2019, at The Waldorf Astoria Chicago, 11 East Walton Street, Chicago, IL 60611 and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side